As filed with the Securities and Exchange Commission on August 29, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Developers Diversified Realty Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1723097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 Enterprise Parkway

Beachwood, Ohio 44122
(216) 755-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott A. Wolstein, Chief Executive Officer

Developers Diversified Realty Corporation
3300 Enterprise Parkway
Beachwood, Ohio 44122
(216) 755-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Albert T. Adams, Esq

Baker & Hostetler LLP
3200 National City Center
1900 East Ninth Street
Cleveland, Ohio 44114
(216) 621-0200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☒

Calculation of Registration Fee

Title of each class of	Amount to be	Proposed maximum aggregate	Amount of
securities to be registered(1)	registered(2)	offering price(3)(4)	registration fee

Debt Securities
Preferred Shares, without par value(5)
Depositary Shares representing Preferred Shares, without par value(5)(6)
Common Shares, without par value(7)
Common Share Warrants
Total	$1,000,000,000	$1,000,000,000	$79,178(8)(9)

(1)	Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.

(2)	Plus such additional amount as may be necessary that, if any debt securities are issued with an original discount, the aggregate initial offering price will equal $1,000,000,000.

(3)	In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(4)	Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Common Shares or Preferred Shares that are issued upon conversion of Debt Securities, Preferred Shares or Depositary Shares registered hereunder as the case may be. The aggregate maximum offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $1,000,000,000.

(5)	Such indeterminate number of Preferred Shares and Depositary Shares representing Preferred Shares as may from time to time be issued at indeterminate prices or upon conversion of Debt Securities. “Preferred Shares” include (i) Class A Cumulative Preferred Shares, without par value; (ii) Class B Cumulative Preferred Shares, without par value; (iii) Class C Cumulative Preferred Shares, without par value; (iv) Class D Cumulative Preferred Shares, without par value; (v) Class F Cumulative Preferred Shares, without par value; (vi) Class G Cumulative Preferred Shares, without par value; (vii) Class H Cumulative Preferred Shares, without par value; (viii) Class I Cumulative Preferred Shares, without par value; (ix) Class J Cumulative Preferred Shares, without par value; (x) Class K Cumulative Preferred Shares, without par value; and (xi) Noncumulative Preferred Shares, without par value.

(6)	To be represented by Depositary Receipts representing an interest in all or a specified portion of a Preferred Share.

(7)	Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or upon conversion of Debt Securities, Preferred Shares or Depositary Shares registered hereunder or upon exercise of the Common Share Warrants registered hereunder, as the case may be.

(8)	Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

(9)	Pursuant to Rule 429 of the Securities Act of 1933, as amended, the prospectus contained herein also relates to $21,280,019 of debt securities, preferred shares, depositary shares representing preferred shares, common shares and common share warrants of the registrant contained in the registration statement on Form S-3 (File No. 333-72519) which amount is being carried forward in this Registration Statement. The filing fee associated with the securities carried forward and previously paid with the earlier registration statement is $1,722.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2003

PROSPECTUS

$1,000,000,000

Developers Diversified Realty Corporation

Debt Securities, Preferred Shares, Depositary Shares, Common Shares and Common Share Warrants

       Developers Diversified Realty Corporation may offer, from time to time, in one or more series or classes and in amounts, at prices and on terms that it will determine at the time of offering, with an aggregate public offering price of up to $1,000,000,000:

      • unsecured debt securities which may be either senior debt securities or subordinated debt securities;

      • whole or fractional preferred shares;

      • preferred shares represented by depositary shares;

      • common shares, without par value; or

      • warrants to purchase common shares.

      We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

      Our common shares are listed on the New York Stock Exchange under the symbol “DDR.” The last reported sale price of our common shares on the New York Stock Exchange on August 28, 2003 was $28.90 per share. Our Class F Cumulative Redeemable Preferred Shares, Class G Cumulative Redeemable Preferred Shares, Class H Cumulative Redeemable Preferred Shares and Cumulative Voting Preferred Shares are listed on the New York Stock Exchange under the symbols “DDR PrF,” “DDR PrG,” “DDR PrH” and “DDR PrV,” respectively.

      Beginning on page 3, we have set forth several “Risk Factors” that you should consider. You should read the entire prospectus carefully before you make your investment decision.

      We impose certain restrictions on the ownership of our common and preferred shares so that we can maintain our qualification as a real estate investment trust. You should read the information under the headings “Description of Preferred Shares — Restrictions on Ownership” and “Description of Common Shares — Restrictions on Ownership” in this prospectus for a description of those restrictions.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2003

FORWARD-LOOKING INFORMATION
RISK FACTORS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF PREFERRED SHARES
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF COMMON SHARES
DESCRIPTION OF COMMON SHARE WARRANTS
CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Exhibit 4.1 Amd and Rstd Articles of Incorporation
Exhibit 4.2 Second am to Articles of Incorporation
Exhibit 4.3 Third am to Articles of Incorporation
Exhibit 4.4 Cert of am to am Art of Incorp
Exhibit 4.5 Form of Fifth am to am Arts of Inc.
Exhibit 4.6 Code of Regulations
Exhibit 4.7 Indenture - Senior Debt Securities
Exhibit 4.8 First Supplemental Indenture
Exhibit 4.9 Second Supplemental Indenture
Exhibit 4.10 Indenture - Subordinated Debt Sec
Exhibit 8 Baker and Hostetler Opinion
Exhibit 10 Equity Deferred Compensation Plan
Exhibit 12.1 Computation of Ratio of Earnings
Exhibit 12.2 Computation of Ratio of Earnings
Exhibit 23.1 Consent of Independent Accountants
Exhibit 23.2 Consent of Ernst & Young LLP
Exhibit 25.1 Statement of Eligibility of Trustee
Exhibit 25.2 Statement of Eligibility of Trustee

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

Forward-Looking Information	2
Risk Factors	3
About This Prospectus	6
Where You Can Find More Information	7
Incorporation of Certain Information by Reference	7
The Company	8
Use of Proceeds	8
Description of Debt Securities	8
Description of Preferred Shares	29
Description of Depositary Shares	37
Description of Common Shares	40
Description of Common Share Warrants	42
Certain Anti-Takeover Provisions of Ohio Law	43
Certain Federal Income Tax Considerations	44
Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends	57
Plan of Distribution	57
Experts	58
Legal Matters	59

FORWARD-LOOKING INFORMATION

      This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “plan,” “estimate,” “project” or similar expressions. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described under the caption “Risk Factors.” We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

      Prospective investors should consider carefully, among other factors, the matters described below before purchasing our securities.

There Are Risks Inherent in Our Real Estate Investments.

      The Economic Performance and Value of Our Centers Depend on Many Factors. The economic performance and value of our real estate holdings can be affected by many factors, including the following:

•	changes in national, regional and local economic climates;

•	local conditions, such as an oversupply of space or a reduction in demand for real estate in the area;

•	the attractiveness of our properties to tenants;

•	competition from other available space; and

•	increased operating costs.

      We Depend on Rental Income from Real Property. Substantially all of our income is derived from rental income from real property. As a result, our income and funds for distribution would be negatively affected if a significant number of our tenants were unable to meet their obligations to us or if we were unable to lease a significant amount of space in our properties on economically favorable lease terms. We cannot be sure that any tenant whose lease expires will renew that lease or that we will be able to re-lease space on economically advantageous terms.

      Our Real Estate Development Activities May Not Be Profitable. We intend to continue to actively pursue shopping center development projects, including the expansion of existing centers. Our current projects, including partnership and joint venture investments, generally require the expenditure of capital and various forms of government and other approvals. Consequently, we cannot be sure that any projects will be completed or that they will be profitable.

      Our Real Estate Investments Contain Environmental Risks. Under various federal, state and local laws, ordinances and regulations, we may be considered an owner or operator of real property or to have arranged for the disposal or treatment of hazardous or toxic substances. As a result, we could become liable for the costs of removal or remediation of certain hazardous substances released on or in our property. We may also be liable for other potential costs that could relate to hazardous or toxic substances (including governmental fines and injuries to persons and property). We may incur such liability whether or not we knew of, or were responsible for, the presence of the hazardous or toxic substances.

We Have Completed a Merger with JDN.

      We completed the JDN merger on March 13, 2003. We may not realize the intended benefits of the merger. For example, we may not achieve the anticipated cost savings and operating efficiencies, we may not effectively integrate the operations of JDN and the JDN portfolio, including its development projects, and these properties may not perform as well as we anticipate.

We Rely on Major Tenants.

      As of June 30, 2003, the annualized base rental revenues from Wal-Mart, Lowe’s and Kohl’s represented 4.1%, 3.1% and 3.0%, respectively, of ours and our proportionate share of joint venture aggregate annualized shopping center base rental revenues.

      We could be adversely affected in the event of the bankruptcy or insolvency of Wal-Mart or a significant downturn in the business of Wal-Mart. In addition, we could be adversely affected in the event that Wal-Mart does not renew its leases as they expire. We could also be adversely affected in the event of a downturn in the business of other major tenants.

Property Ownership Through Partnerships and Joint Ventures Could Limit Our Control of Those Investments.

      Partnership or joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partners or co-venturers might become bankrupt, that our partners or co-venturers might at any time have different interests or goals than we do, and that our partners or co-venturers may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a real estate investment trust (“REIT”). Other risks of joint venture investments include impasse on decisions, such as a sale, because neither our partner or co-venturers nor we would have full control over the partnership or joint venture. There is no limitation under our organizational documents as to the amount of funds that may be invested in partnerships or joint ventures. As of June 30, 2003, we had approximately $317.4 million of investments in and advances to unconsolidated partnerships and joint ventures holding 55 operating shopping centers.

      We have joint venture development agreements for three shopping center projects. These three projects have an aggregate projected cost of approximately $96.7 million and are currently scheduled for completion during 2003 and 2004. At June 30, 2003, approximately $84.6 million of costs were incurred in relation to these development projects. The projects located in Long Beach, California (City Place), and Austin, Texas, are being financed through the Prudential/ DDR Retail Value Fund. The other project is located in St. Louis, Missouri. There can be no assurance that these projects will be completed.

Our Acquisition, Development and Construction Activities Could Result in Losses.

      We intend to acquire existing retail properties to the extent that suitable acquisitions can be made on advantageous terms. Acquisitions of commercial properties entail risks, such as the risks that we may not be in a position or have the opportunity in the future to make suitable property acquisitions on advantageous terms and that our investments will fail to perform as expected.

      We also intend to continue the selective development and construction of retail properties in accordance with our development and underwriting policies as opportunities arise. Our development and construction activities include the risks that:

•	we may abandon development opportunities after expending resources to determine feasibility;

•	construction costs of a project may exceed our original estimates;

•	occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable;

•	financing may not be available to us on favorable terms for development of a property; and

•	we may not complete construction and lease-up on schedule, resulting in increased debt service expense and construction costs.

      We cannot be sure that we will always receive government and other approvals. Our development activities are subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. If any of the above events occur, the ability to pay distributions to our shareholders and service our indebtedness could be adversely affected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management’s time and attention.

Our Articles of Incorporation Contain Limitations on Acquisition and Change in Control.

      Our articles of incorporation prohibit any person, except for certain existing shareholders at the time of our initial public offering, from owning more than 5% of our outstanding common shares. This restriction is likely to discourage third parties from acquiring control of us without consent of our board of directors even if a change in control is in the interest of shareholders.

There Is No Limitation in Our Organizational Documents on Incurrence of Debt.

      We intend to continue to maintain a conservative debt capitalization with a ratio of debt to total market capitalization (the sum of the aggregate market value of our common shares, the liquidation preference on any preferred shares outstanding and our total indebtedness) of less than 50%. However, our organizational documents do not contain any limitation on the amount or percentage of indebtedness we may incur. Despite this lack of limitation, the indenture that governs our outstanding indebtedness and our unsecured credit facilities contain limits on our ability to incur indebtedness.

There Would Be an Adverse Impact on Our Distributions if We Failed to Qualify as a REIT.

      We intend to operate so as to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). We believe that we have been organized and have operated in a manner which would allow us to qualify as a REIT under the Code beginning with our taxable year ended December 31, 1993. However, it is possible that we have been organized or have operated in a manner which would not allow us to qualify as a REIT, or that our future operations could cause us to fail to qualify. We must satisfy numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions to qualify as a REIT. There are limited judicial and administrative interpretations of these tax provisions. Our status as a REIT also involves the determination of various factual matters and circumstances not entirely within our control. Legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

      If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless we are entitled to relief under certain statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost qualification. If we lose our REIT status, our net earnings available for investment or distribution to shareholders would be significantly reduced for each of the years involved. In addition, we would no longer be required to make distributions to our shareholders. See “Certain Federal Income Tax Considerations – Failure to Qualify.”

We Could Be Adversely Affected by Required Payment of Debt or of Related Interest.

      We are generally subject to the risks associated with debt financing. These risks include:

•	the risk that our cash flow will not satisfy required payments of principal and interest;

•	the risk that we cannot refinance existing indebtedness on our properties as necessary or that the terms of the refinancing will be less favorable to us than the terms of existing debt; and

•	the risk that necessary capital expenditures for purposes such as re-leasing space cannot be financed on favorable terms.

      If a property is mortgaged to secure payment of indebtedness and we cannot pay the mortgage payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property.

Our Ability to Increase Our Debt Could Adversely Affect Our Cash Flow.

      Generally, our organizational documents do not limit the level or amount of debt that we may incur. At June 30, 2003, we had outstanding debt of approximately $1.2 billion (excluding our proportionate share of joint venture mortgage debt aggregating $390.4 million). If we were to become more highly leveraged, our cash needs to fund debt service would increase accordingly. Such an increase could adversely affect our financial condition and results of operations. In addition, increased leverage could increase the risk of default on our debt obligations, which could reduce our cash available for distribution and our asset values.

Our Financial Condition Could Be Adversely Affected by Financial Covenants.

      Our credit facilities and the indentures under which our senior and subordinated unsecured indebtedness is, or may be, issued contain certain financial and operating covenants, including, among other things, certain coverage ratios, as well as limitations on our ability to incur secured and unsecured indebtedness, sell all or substantially all of our assets and engage in mergers and consolidations and certain acquisitions. Foreclosure on mortgaged properties or an inability to refinance existing indebtedness would likely have a negative impact on our financial condition and results of operations.

Our Ability to Continue to Obtain Permanent Financing Cannot Be Assured.

      In the past, we have financed acquisitions and certain development activities in part with proceeds from our credit facilities. These financings have been and may continue to be replaced by more permanent financing. However, we may not be able to obtain more permanent financing for future acquisitions or development activities on acceptable terms. If market interest rates were to increase at a time when amounts were outstanding under our credit facilities or if other variable rate debt was outstanding, our debt interest costs would increase, causing potentially adverse effects on our financial conditions and results of operations.

Jobs and Growth Tax Relief Reconciliation Act of 2003.

      On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the maximum tax rate for both long-term capital gains and dividends to 15% for most non-corporate taxpayers. Because we generally are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends generally are not eligible for the reduced rate and continue to be taxed at the higher tax rates applicable to ordinary income (see “Certain Federal Income Tax Considerations – Recent Tax Legislation”). This legislation may cause individual investors to view investments in shares of REITs less favorably in comparison to investments in shares of non-REIT corporations, and thereby adversely affect the market price of our shares.

Our Results of Operations May Be Affected by a Judgment Entered Against Us.

      In September 2001, the U.S. District Court for the Northern District of Ohio entered a judgment in the amount of $9.0 million, plus attorney fees, against us and three other defendants in connection with a verdict reached in a civil trial regarding a claim filed by a movie theater relating to a property owned by us. The court awarded $4.0 million in punitive damages and $5.0 million in compensatory damages to the plaintiff. The claim alleged breach of contract and fraud during the lease negotiation process that took place prior to and after our acquisition of the property.

      A portion of the punitive damages awarded in the amount of $1.0 million against one of the other defendants was overturned by the trial court judge in response to a post-trial motion. Our initial post-trial motion to overturn the verdict was denied, and we have appealed the verdict. In connection with the pending appeal, we deposited an $8.0 million letter of credit with the court in the fourth quarter of 2002, in lieu of a bond, to eliminate the possibility of attachment of assets. We believe that it is probable that the verdict will ultimately be reversed, in whole or in substantial part, and accordingly, no provision has been recorded in our financial statements. Although there can be no assurance as to the ultimate outcome, we do not believe that an adverse final determination, if any, will be material in relation to our cash flows, liquidity or financial condition. However, amounts awarded, if any, to the plaintiff upon final resolution of this matter could adversely affect our results of operations in the period in which they are recorded.

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell any combination of our debt securities, common shares, preferred shares, depositary shares and common share warrants described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” the “Company” or “DDR” mean Developers Diversified Realty Corporation and all entities owned or controlled by Developers Diversified Realty Corporation. When we refer to our “articles of incorporation” we mean Developers Diversified Realty Corporation’s Amended and Restated Articles of Incorporation.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). You can inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the office of the SEC or at one of the SEC’s public reference rooms listed above or at the SEC’s web site listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC allows the Company to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces that information. We incorporate by reference the following documents we filed with the SEC:

      a. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 12, 2003;

      b. The description of our common shares contained in our Registration Statement on Form 8-A dated January 26, 1993;

      c. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003 and June 30, 2003;

      d. Our Current Reports on Form 8-K dated:

(i) February 11, 2002 and filed on October 30, 2002;

(ii) November 15, 2002 and filed on December 2, 2002;

(iii) January 2, 2003 and filed on March 19, 2003;

(iv) March 19, 2003 and filed on March 21, 2003;

(v) May 15, 2003 and filed on June 24, 2003;

(vi) June 26, 2003 and filed on June 26, 2003;

(vii) August 14, 2003 and filed on August 25, 2003; and

(viii) August 14, 2003 and filed on August 25, 2003.

      Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing such documents.

      To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in any such documents), call or write Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122, Attention Michelle A. Mahue, Director of Investor Relations, telephone number (216) 755-5500. We also maintain a web site that contains additional information about us and provides an electronic means of communicating with our officers and employees (http://www.ddr.com).

      You should rely only on the information incorporated by reference or set forth in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are offering these securities only in states where the offer is permitted.

      You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

THE COMPANY

      We are a self-managed real estate investment trust (a “REIT”) that was formed in November 1992 by the principals of the entities comprising the Developers Diversified Group (“DDG”) to continue the business of DDG by acquiring, developing, redeveloping, owning, leasing and managing shopping centers and business centers. We believe that our portfolio of shopping center properties is one of the largest (measured by amount of total gross leasable area (“GLA”)) currently held by any publicly traded REIT. Our executive offices are located at 3300 Enterprise Parkway, Beachwood, Ohio 44122, and our telephone number is (216) 755-5500.

USE OF PROCEEDS

      Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of debt securities, preferred shares, depositary shares, common shares or common share warrants for general corporate purposes. Our general corporate purposes may include:

(1) the acquisition or development of properties (including using the net proceeds for possible portfolio or asset acquisitions or in business combinations or joint ventures) as suitable opportunities arise;

(2) the expansion and improvement of certain properties in our portfolio; and

(3) repaying our indebtedness.

DESCRIPTION OF DEBT SECURITIES

      The definitions of certain terms used in this description can be found under the subheading “Certain Definitions.”

      Our senior securities will be issued under a senior indenture dated as of May 1, 1994, as amended or supplemented from time to time, between the Company and National City Bank, as Trustee. Our subordinated securities will be issued under a subordinated indenture dated as of May 1, 1994, as amended or supplemented from time to time between the Company and JPMorgan Chase Bank, as Trustee.

      The following description is a summary of the material provisions of the indentures including references to the applicable section of the indentures. It does not restate the indentures in their entirety. We urge you to read the indentures because they, and not this description, define the rights of holders of debt securities.

      The indentures have been incorporated by reference as exhibits to the Registration Statement of which this prospectus is a part. The indentures are available for inspection at the corporate trust offices of the applicable Trustee as follows: (i) National City Bank, Corporate Trust Division, 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114, and (ii) JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939. All section references appearing herein are to sections of the applicable indenture.

General

      Our debt securities will be direct, unsecured obligations. The debt securities issued under each indenture are not limited as to aggregate principal amount and may be issued in one or more series. The principal amount and series will be established from time to time in or pursuant to authority granted by a resolution of our board of directors. The principal amount and series also may be established in one or more indentures supplemental to the applicable indenture. All debt securities of one series need not be issued at the same time (section 301 of the indentures). Unless otherwise provided, a series may be reopened for issuances of additional debt securities of such series without the consent of the holders of the debt securities of such series (section 301 of the indentures). Either Trustee may resign or be removed with respect to one or more series of debt securities issued under the applicable indenture, and a successor Trustee may be appointed to act with respect to such series.

      Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered thereby, including:

(1) the title of such debt securities;

(2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3) the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity of such debt securities, or (if applicable) the portion of the principal amount of such debt securities which is convertible into our common shares or other equity securities, or the method by which any such portion shall be determined;

(4) if such debt securities are convertible, any limitation on the ownership or transferability of our common shares or other equity securities into which such debt securities are convertible in connection with the preservation of our status as a REIT;

(5) the date(s), or the method for determining the date(s), on which the principal of such debt securities will be payable;

(6) the rate(s) (which may be fixed or variable) at which such debt securities will bear interest, if any, or the method by which such rate(s) shall be determined;

(7) the date(s), or the method for determining the date(s), from which interest, if any, will accrue;

(8) the date(s) on which any interest will be payable;

(9) the record date(s) for an interest payment, or the method by which such record date(s) shall be determined (the record date for an interest payment is the date on which a Person must be a holder in order to receive the interest payment);

(10) the Person to whom any interest shall be payable;

(11) the basis upon which any interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(12) the place(s) where:

(a) the principal of (and premium, if any) or interest, if any, on such debt securities will be payable,

(b) such debt securities may be surrendered for conversion or registration of transfer or exchange, and

(c) notices or demands in respect of such debt securities and the applicable indenture may be served;

(13) the period(s) within which, the price(s) at which, and the terms and conditions upon which such debt securities may be redeemed at our option, as a whole or in part, if we are to have the option to redeem such debt securities;

(14) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period(s) within which, the price(s) at which, and the terms and conditions upon which we are obligated, if at all, to redeem, repay or purchase such debt securities, as a whole or in part, pursuant to any sinking fund or analogous provision or at the option of a holder thereof;

(15) if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(16) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined (the index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies);

(17) any additions to, modifications of or deletions from the terms of such debt securities with respect to the Events of Default or covenants set forth in the applicable indenture;

(18) whether such debt securities will be issued in certificated or book-entry form;

(19) whether such debt securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

(20) the applicability, if any, of the defeasance and covenant defeasance provisions of Article XIV of the applicable indenture;

(21) the terms, if any, upon which such debt securities may be convertible into our common shares or other equity securities (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

(22) whether and under what circumstances we will pay Additional Amounts on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

(23) any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

      The debt securities may provide for the payment of less than the entire principal amount upon declaration of acceleration of the maturity of the debt securities. Such debt securities are known as “Original Issue Discount Securities.” Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

      Except as set forth under the captions “Material Covenants — Limitation on Incurrence of Debt” and “— Maintenance of Unencumbered Real Estate Assets,” which relate solely to the senior indenture and the senior securities, neither indenture contains any additional provision that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in a highly leveraged or similar action involving Developers Diversified Realty Corporation or in the event of a change of control of us. However, certain restrictions on ownership and transfer of our common shares and other equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control. See “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares.” Reference is made to the applicable prospectus supplement for information with respect to any deletion from, modification of or addition to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Denominations, Interest, Registration and Transfer

      Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issued in denominations of $1,000 and integral multiples thereof (section 302 of the indentures).

      Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest payments on any series of debt securities will be made at the corporate trust office of the applicable Trustee as follows: (i) National City Bank, 120 Broadway, 33rd Floor, New York, New York 10271 and (ii) JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004. However, we may elect to pay interest by check mailed to the address of the holder as it appears in the register for debt securities of such series or by wire transfer of funds to the holder at an account maintained within the United States (sections 301, 305, 306, 307 and 1002 of the indentures).

      Any interest with respect to a debt security that is not punctually paid or duly provided for on the date the interest is due and payable will cease to be payable thereafter to the holder on the applicable record date. The interest may be paid to the holder at the close of business on a special record date fixed by the applicable Trustee for the payment of the interest. Notice of such payment must be given to the holder of such debt security not less than 10 days prior to the special record date. Such interest may also be paid at any time in any other lawful manner, all as more completely described in the applicable indenture (section 307 of the indentures).

      Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such debt securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every debt security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be incurred for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (section 305 of the indentures). If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) that we initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts; however, we will be required to maintain a transfer agent in each place where principal, premium, if any, and interest payments on debt securities of such series are payable. We may designate additional transfer agents with respect to any series of debt securities at any time (section 1002 of the indentures).

      Neither Developers Diversified Realty Corporation nor any Trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	to register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	to issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid (section 305 of the indentures).

Merger, Consolidation or Sale

      Each indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

(1) we are the continuing corporation, or the successor corporation expressly assumes payment of the principal of (and premium, if any), and interest on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries’ obligation as a result thereof as having been incurred by us or our subsidiaries at the time of such transaction, no Event of Default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, occurs and is continuing; and

(3) an officer’s certificate and legal opinion confirming the satisfaction of the conditions are delivered to the applicable Trustee (sections 801 and 803 of the indentures).

Material Covenants

      The subordinated indenture does not contain the covenants described in this section. It also does not contain any limitation on the amount of Debt (as defined below) of any kind that we may incur or on the amount of dividends or other distributions that we may pay our shareholders. The senior indenture contains the following covenants:

      Limitation on Incurrence of Debt. We will not, and will not permit any subsidiary to, incur any Debt if, immediately after the incurrence of such additional Debt, the aggregate principal amount of all our outstanding Debt on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 65% of the sum of:

(1) our Undepreciated Real Estate Assets (as defined below) as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, filed with the applicable Trustee) prior to the incurrence of such additional Debt, and

(2) the purchase price of all real estate assets acquired by us or our subsidiaries since the end of such calendar quarter, including those obtained in connection with the incurrence of such additional Debt (section 1004 of the senior indenture).

      We will not, and will not permit any subsidiary to, incur any Debt if Consolidated Income Available for Debt Service (as defined below) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional Debt is to be incurred shall have been less than 1.5 times the Maximum Annual Service Charge (as defined below) on our consolidated Debt to be outstanding immediately after the incurrence of such additional Debt (section 1004 of the senior indenture).

      In addition to the foregoing limitations on the incurrence of Secured Debt, in connection with the issuance of our 4.625% Notes Due 2010, we have added a covenant providing that as long as any of the 4.625% Notes Due 2010 remain outstanding, we will not, and will not permit any subsidiary to, incur any Secured Debt, if immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds from such Secured Debt, the aggregate amount of all of our and our subsidiaries’ outstanding Secured Debt on a consolidated basis is greater than 40% of the sum of our Total Assets as of the end of the calendar quarter covered in our annual report on Form 10-K or quarterly report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, with the Trustee) prior to the incurrence of such additional Secured Debt and the increase, if any, in Total Assets from the end of such quarter, including, without limitation, any increase in Total Assets caused by the application of the proceeds of additional Secured Debt.

      Restrictions on Dividends and Other Distributions. We will not:

•	declare or pay any dividends (other than dividends payable in our capital stock) on any shares of our capital stock;

•	apply any of our property or assets to the purchase, redemption or other acquisition or retirement of any shares of our capital stock;

•	set apart any sum for the purchase, redemption or other acquisition or retirement of any shares of our capital stock; or

•	make any other distribution on any shares of our capital stock, by reduction of capital or otherwise if, immediately after such declaration or other such action, the aggregate of all such declarations and other actions since the date on which the indenture was originally executed exceeds the sum of (a) Funds from Operations from December 31, 1993 until the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action and (b) $20,000,000.

      This limitation does not apply to any declaration or other action referred to above which is necessary to maintain our status as a REIT under the Code if the aggregate principal amount of all our and our subsidiaries’ outstanding Debt at such time is less than 65% of our Undepreciated Real Estate Assets as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the applicable Trustee) prior to such declaration or other action (section 1005 of the senior indenture).

      Notwithstanding the provisions described above, we will not be prohibited from making the payment of any dividend within 30 days after the declaration thereof if, at the date of declaration, such payment would have complied with those provisions (section 1005 of the senior indenture).

      Existence. Except as permitted under the provisions of the senior indenture described in “Merger, Consolidation or Sale,” we must preserve and keep in full force and effect our corporate existence, rights (charter and statutory) and franchises. We will not be required to preserve any right or franchise if we determine that the preservation of that right or franchise is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the senior securities (section 1006 of the senior indenture).

      Maintenance of Properties. All of our properties that are used or useful in the conduct of our business or the business of our subsidiaries must be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We also are required to make all necessary repairs, renewals, replacements, betterments and improvements to our properties. We must do these things as necessary in our judgment to conduct the business carried on in connection therewith in a proper and advantageous manner at all times. However, we and our subsidiaries will not be prevented from selling or otherwise disposing of properties for value in the ordinary course of business (section 1007 of the senior indenture).

      Insurance. We will, and will cause each of our subsidiaries to, keep all of our or their respective insurable properties insured against loss or damage at least equal to the properties’ then full insurable value with insurers of recognized responsibility having a rating of at least A:VIII in Best’s Key Rating Guide (section 1008 of the senior indenture).

      Payment of Taxes and Other Claims. We must pay or discharge, or cause to be paid or discharged, before the same become delinquent:

(1) all taxes, assessments and governmental charges levied or imposed upon us or any of our subsidiaries or upon our or any of our subsidiaries’ income, profits or property; and

(2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any of our subsidiaries.

      However, we will not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings (section 1009 of the senior indenture).

      Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we must, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to such Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file such documents. We must also in any event:

(1) within 15 days after such document would have been required to be filed:

(a) mail to all holders of senior securities, as their names and addresses appear in the register for debt securities of each series, without cost to such holders, copies of such annual reports and quarterly reports which we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those sections, and

(b) file with the applicable Trustee copies of such annual reports, quarterly reports and other documents which we would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections, and

(2) if we are not permitted to file such documents with the Commission under the Exchange Act, we must supply copies of such documents to any prospective holder of senior securities promptly upon written request and payment of the reasonable cost of duplication and delivery of such documents (section 1010 of the senior indenture).

      Maintenance of Unencumbered Real Estate Assets. We must maintain an Unencumbered Real Estate Asset Value of not less than 135% of the aggregate principal amount of all our and our subsidiaries’ outstanding unsecured Debt (section 1011 of the senior indenture).

Events of Default, Notice and Waiver

      Each indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

(1) default for 30 days in the payment of any installment of interest, Additional Amounts or coupons on any debt security of such series;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of such series at the time such payment becomes due and payable;

(3) default in making any sinking fund payment as required for any debt security of such series;

(4) default in the performance, or breach, of any other covenant or warranty contained in the applicable indenture continued for 60 days after written notice as provided in such indenture; however, default in the performance, or breach, of a covenant or warranty added to such indenture solely for the benefit of a series of debt securities issued thereunder other than such series is not an Event of Default;

(5) default under any bond, debenture, note or other evidence of indebtedness of the Company or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the applicable indenture;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any significant subsidiary of the Company as defined in Regulation S-X promulgated under the Securities Act or of the respective property of either; and

(7) any other Event of Default provided with respect to that series of debt securities (section 501 of the indentures).

      If an Event of Default occurs under either indenture with respect to Outstanding debt securities of any series issued thereunder and is continuing, then the Trustee or the holders of not less than 25% in principal amount of the Outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately by written notice to us. If the holders give notice to us, they must also give notice to the applicable Trustee. If the debt securities are Original Issue Discount Securities or Indexed Securities, the amount declared to be due and payable will be such portion of the principal amount as specified in the terms thereof. However, at any time after a declaration of acceleration with respect to debt securities of such series (or of all debt securities then Outstanding under such indenture, as the case may be) has been made, the holders of a majority in principal amount of the debt securities of such series or of each series of debt securities then Outstanding under such indenture, as the case may be, may rescind and annul such declaration and its consequences if:

(1) we have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest and Additional Amounts payable on the debt securities of such series or of all debt securities then Outstanding under such indenture, as the case may be, plus certain fees, expenses, disbursements and advances of such Trustee, and

(2) all Events of Default have been cured or waived as provided in such indenture (except for the nonpayment of accelerated principal (or specified portion thereof) with respect to debt securities of such series or of all debt securities then Outstanding under such indenture) (section 502 of the indentures).

      The indentures also provide that the holders of a majority in principal amount of the debt securities of any series or of each series of debt securities then Outstanding under the applicable indenture, as the case may be, may waive any past default with respect to such series and its consequences.

      However, holders may not waive a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in such indenture that cannot be modified or amended without the consent of the holder of each Outstanding debt security affected thereby (section 513 of the indentures).

      Each indenture provides that the applicable Trustee is required to give notice to the holders of debt securities issued thereunder within 90 days of a default under such indenture. However, the Trustee may withhold notice of any default to the holders of any such series of debt securities if certain officers of such Trustee consider such withholding to be in the interest of the holders. The Trustee may not withhold notice with respect to a default in the payment of the principal of (or premium, if any) or interest on any debt security or in the payment of any sinking installment in respect of any debt security (section 601 of the indentures).

      Each indenture provides that no holder of debt securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to such indenture or for any remedy thereunder. However, a holder of debt securities may institute a proceeding if the applicable Trustee fails to act for 60 days after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the Outstanding debt securities of such series, as well as an offer of reasonable indemnity (section 507 of the indentures). However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the debt securities held by that holder at the respective due dates thereof (section 508 of the indentures).

      Subject to provisions in the applicable indenture relating to its duties in case of default and unless holders of any series of debt securities then Outstanding under such indenture have offered reasonable security or indemnity to the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under such indenture at the request or direction of the holders (section 602 of the indentures). The holders of a majority in principal amount of the Outstanding debt securities of any series (or of each series of debt securities then Outstanding under such indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee. They also have the right to direct the time, method and place of exercising any trust or power conferred upon such Trustee. However, such Trustee may refuse to follow any direction which is in conflict with such indenture or any law which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein (section 512 of the indentures).

      Within 120 days after the close of each fiscal year, we must deliver to each Trustee a certificate signed by one of several specified officers. The certificate must state whether such officer has knowledge of any default under the applicable indenture and, if so, specify each such default and the nature and status thereof (section 1012 of the senior indenture and section 1004 of the subordinated indenture).

Modification of the Indentures

      Modifications and amendments to either indenture may be made only with the consent of the holders of a majority in principal amount of all Outstanding debt securities issued thereunder which are affected by such modification or amendment. However, unless the consent of the holder of each affected debt security is obtained, no modification or amendment may:

•	change the date specified in any such debt security as the fixed date on which the principal thereof is due and payable;

•	change the date specified in any such debt security as the fixed date on which any installment of interest (or premium, if any) is due and payable;

•	reduce the principal amount of any such debt security;

•	reduce the rate or amount of interest on any such debt security;

•	reduce the premium payable on redemption of any such debt security;

•	reduce any Additional Amount payable in respect of any such debt security;

•	reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment of principal of (or premium, if any) or interest on any such debt security;

•	change the currency or currencies for payment of principal of (or premium, if any) or interest on such debt security;

•	change our obligation to pay Additional Amounts;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage of Outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder, or to reduce the quorum or voting requirements set forth in such indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such debt security (section 902 of the indentures).

      The senior indenture provides that the holders of a majority in principal amount of Outstanding debt securities issued thereunder have the right to waive our compliance with certain covenants in the senior indenture, including those described in the section of this prospectus captioned “Material Covenants” (section 1014 of the senior indenture).

      Developers Diversified Realty Corporation and the applicable Trustee may modify and amend either indenture without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another Person to our obligations under such indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued thereunder or to surrender any right or power conferred upon us in such indenture;

•	to add Events of Default for the benefit of the holders of all or any series of debt securities issued thereunder;

•	to add or change any provisions of such indenture to facilitate the issuance of, or to liberalize certain terms of, debt securities issued thereunder in bearer form, or to permit or facilitate the issuance of such debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such debt securities of any series in any material respect;

•	to change or eliminate any provision of such indenture, provided that any such change or elimination shall become effective only when there are no debt securities Outstanding of any series issued thereunder which are entitled to the benefit of such provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such debt securities into our common shares or preferred shares;

•	to provide for the acceptance of appointment by a successor Trustee;

•	to facilitate the administration of the trusts under such indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in such indenture, provided that such action shall not adversely affect in any material respect the interests of holders of debt securities of any series issued thereunder; or

•	to supplement any of the provisions of such indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued thereunder; however, such action shall not adversely affect in any material respect the interests of the holders of the debt securities of any series issued thereunder (section 901 of the indentures).

      Each indenture provides that in determining whether the holders of the requisite principal amount of Outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such debt securities:

•	the principal amount of an Outstanding Original Issue Discount Security shall be the amount of the principal that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity of the security;

•	the principal amount of an Outstanding debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the issue date for such debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such debt security in the amount determined as provided above);

•	the principal amount of an Outstanding Indexed Security shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301 of such indenture; and

•	debt securities owned by us, any other obligor upon the debt securities, any of our Affiliates or of such other obligor shall be disregarded (section 101).

      Each indenture contains provisions for convening meetings of the holders of an issued series of debt securities (section 1501 of the indentures). The applicable Trustee may call a meeting at any time. Developers Diversified Realty Corporation or the holders of at least 10% in principal amount of the Outstanding debt securities of such series may also call a meeting upon request. Notice of a meeting must be given as provided in the applicable indenture (section 1502 of the indentures). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of such indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the Outstanding debt securities of that series. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the Outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the Outstanding debt securities of that series. Any resolution passed or decision taken at any duly held meeting of holders of debt securities of any series will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be the persons holding or representing a majority in principal amount of the Outstanding debt securities of a series. However, if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the Outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the Outstanding debt securities of such series will constitute a quorum (section 1504 of the indentures).

      Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all Outstanding debt securities affected thereby, or of the holders of such series and one or more additional series:

(1) there shall be no minimum quorum requirement for such meeting and

(2) the principal amount of the Outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture (section 1504 of the indentures).

Discharge, Defeasance and Covenant Defeasance

      We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, premium, if any, and interest to the date of such deposit if such debt securities have become due and payable or to the date specified in such debt securities as the fixed date on which the payment of principal and interest on such debt securities is due and payable or the date fixed for redemption of such debt securities, as the case may be (section 401 of the indentures). Funds shall be deposited in such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable.

      Each indenture provides that, if the provisions of Article Fourteen thereof (relating to defeasance and covenant defeasance) are made applicable to the debt securities of or within any series issued thereunder, we may elect either:

(1) to defease and be discharged from any and all obligations with respect to such debt securities. However, we will not be discharged from the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities. In addition, we will not be discharged from the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust (“defeasance”) (section 1402 of the indentures); or

(2) to be released from our obligations relating to (a) sections 1004 to 1011, inclusive, of the senior indenture (being the restrictions described under the caption “Material Covenants”) and, if provided under the senior indenture, our obligations with respect to any other covenant contained in the senior indenture, and (b) if provided under the subordinated indenture, our obligations with respect to any covenant contained in the subordinated indenture, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”) (section 1403 of the indentures).

      Defeasance or covenant defeasance will occur upon our irrevocable deposit with the applicable Trustee, in trust, of an amount sufficient to pay the principal of (and premium, if any) and interest on such debt securities, and any mandatory sinking fund or analogous payments, on their scheduled due dates. The amount deposited will be in Government Obligations (as defined below) or such currency or currencies, currency unit(s) or composite currency or currencies in which such debt securities are payable at maturity, or both.

      Such a trust may be established only if, among other things, we have delivered to the applicable Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such indenture (section 1404 of the indentures).

      “Government Obligations” means securities that are

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, and for which the full faith and credit of the applicable government is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the debt securities of such series are payable. The payment of these obligations must be unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, and the obligations may not be callable or redeemable at the option of the issuer thereof. Such obligations also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (section 101 of the indentures).

      Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

(1) the holder of a debt security of such series is entitled to, and does, elect under the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or

(2) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (section 1405 of the indentures). “Conversion Event” means the cessation of use of:

(1) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community,

(2) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or

(3) any currency unit or composite currency other than the ECU for the purposes for which it was established (section 101 of the indentures).

      Unless otherwise described in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

      In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default, other than:

(1) with respect to senior securities, the Event of Default described in clause (4) under “Events of Default, Notice and Waiver” or

(2) with respect to all debt securities, the Event of Default described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such debt securities at the fixed date on which they become due and payable but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. In any such event, we would remain liable to make payment of such amounts due at the time of acceleration.

      The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Senior Securities and Senior Indebtedness

      Each series of senior securities will constitute Senior Indebtedness (as described below) and will rank equally with each other series of senior securities and other Senior Indebtedness. All subordinated indebtedness will be subordinated to the senior securities and other Senior Indebtedness. Subordinated indebtedness includes, but is not limited to, all subordinated securities issued under the subordinated indenture.

      Senior Indebtedness is defined in the subordinated indenture to mean:

(1) the principal of (and premium, if any) and unpaid interest on indebtedness for money borrowed,

(2) purchase money and similar obligations,

(3) obligations under capital leases,

(4) guarantees, assumptions or purchase commitments relating to indebtedness of others, or other transactions as a result of which we are responsible for the payment of indebtedness of others,

(5) renewals, extensions and refunding of any such indebtedness,

(6) interest or obligations in respect of any indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings, and

(7) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements.

      The indebtedness or obligations described above are not Senior Indebtedness to the extent the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations provides that such indebtedness or obligation is subordinate or junior in right of payment to any of our other indebtedness or obligations.

Subordination of Subordinated Securities

      Subordinated Indenture. The principal of (and premium, if any) and interest payments on the subordinated securities will be subordinated as set forth in the subordinated indenture to our Senior Indebtedness whether outstanding on the date of the subordinated indenture or thereafter incurred (section 1701 of the subordinated indenture).

      Ranking. No class of subordinated securities is subordinated to any other class of subordinated debt securities. See “Subordination Provisions” below.

      Subordination Provisions. In the event:

(1) of any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties which complies with the requirements of Article Eight of the subordinated indenture,

(2) that a default shall have occurred and be continuing with respect to the payment of principal of (or premium, if any) or interest on any Senior Indebtedness, or

(3) that the principal of the subordinated securities of any series issued under the subordinated indenture (or in the case of Original Issue Discount Securities, the portion of the principal amount thereof referred to in section 502 of the subordinated indenture) shall have been declared due and payable pursuant to section 502 of the subordinated indenture, and such declaration has not been rescinded and annulled, then:

(a) in a circumstance described in clause (1) or (2) above, the holders of all Senior Indebtedness, and in the circumstance described in clause (3) above, the holders of all Senior Indebtedness outstanding at the time the principal of such issued subordinated securities (or in the case of Original Issue Discount Securities, such portion of the principal amount) has been declared due and payable, shall first be entitled to receive payment of the full amount due thereon in respect of principal, premium (if any) and interest, or provision shall be made for such payment in money or money’s worth, before the holders of any of the subordinated securities are entitled to receive any payment on account of the principal of (or premium, if any) or interest on the subordinated securities;

(b) any payment by us, or distribution of our assets, of any kind or character, whether in cash, property or securities (other than certain subordinated securities issued in a reorganization or readjustment), to which the holder of any of the subordinated securities would be entitled except for the provisions of Article Seventeen of the subordinated indenture shall be paid or delivered by the Person making such payment or distribution directly to the holders of Senior Indebtedness (as provided in clause (a) above), or on their behalf, to the extent necessary to make payment in full of all Senior Indebtedness (as provided in clause (a) above) before any payment or distribution is made to or in respect of the holders of the subordinated securities. Such payment or distribution will be made ratably according to the aggregate amount remaining unpaid on account of such Senior Indebtedness. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment by us, or distribution of our assets, of any kind or character is received by the holders of any of the subordinated securities issued under the subordinated indenture before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or on their behalf, ratably as stated above, for application to the payment of all such Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full. The amount of Senior Indebtedness remaining unpaid shall be calculated after giving effect to any concurrent payment or distribution (or provisions therefor) to the holders of such Senior Indebtedness.

      Because of subordination in favor of the holders of Senior Indebtedness in the event of insolvency, certain of our general creditors, including holders of Senior Indebtedness, may recover more, ratably, than the holders of the subordinated securities.

Convertible Debt Securities

      The following provisions will apply to debt securities that will be convertible into our common shares or other equity securities (“Convertible debt securities”) unless otherwise described in the prospectus supplement for such Convertible debt securities.

      Our board of directors will determine the terms and conditions of any Convertible debt securities, if any, issued pursuant to the senior indenture (“Senior Convertible debt securities”). Such terms and conditions may include whether the Senior Convertible debt securities are convertible into our common or preferred shares (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion) (section 301 of the senior indenture).

      The holder of any Convertible debt securities issued pursuant to the subordinated indenture (“Subordinated Convertible debt securities”) will have the right to convert those Subordinated Convertible debt securities into our common shares or other equity securities at the conversion price or rate for each $1,000 principal amount of Subordinated Convertible debt securities set forth in the applicable prospectus supplement. This conversion right is exercisable at any time during the time period specified in the applicable prospectus supplement unless the Subordinated Convertible debt security has been previously redeemed. The holder of any Subordinated Convertible debt security may convert a portion thereof, which is $1,000 or any integral multiple of $1,000 (section 1602 of the subordinated indenture). In the case of Subordinated Convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption specified in the prospectus supplement. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon our receipt of written notice of the exercise of such option (section 1602 of the subordinated indenture).

      In certain events, the conversion price or rate will be subject to adjustment as contemplated in the subordinated indenture. For debt securities convertible into common shares, such events include:

•	the issuance of our common shares as a dividend;

•	subdivisions and combinations of common shares;

•	the issuance to all holders of rights or warrants entitling such holders of common shares to subscribe for a purchase of common shares at a price per share less than the current market price per common share; and

•	the distribution to all holders of common shares of shares of our capital stock (other than common shares), evidences of our indebtedness or assets (excluding cash dividends or distributions paid from our retained earnings or subscription rights or warrants other than those referred to above).

      The conversion price or rate is not required to be adjusted if the adjustment would require a cumulative increase or decrease in price or rate of less than 1% (section 1605 of the subordinated indenture). Fractional common shares will not be issued upon conversion; instead, we will pay cash adjustments (section 1606 of the subordinated indenture). Unless otherwise specified in the applicable prospectus supplement, Subordinated Convertible debt securities convertible into common shares surrendered for conversion between any record date for an interest payment and the related interest payment date (except such Subordinated Convertible debt securities called for redemption on a redemption date during such period) must be accompanied by the interest payment that the holder thereof is entitled to receive (section 1604 of the subordinated indenture).

      To protect our status as a REIT, a Person may not own or convert any Subordinated Convertible debt security if as a result of such ownership or upon such conversion such Person would then be deemed to Beneficially Own more than 5.0% of our outstanding capital stock (section 1601 of the subordinated indenture). For purposes of determining the percentage ownership of our common shares or other equity securities held by an investor, common shares or other equity securities that may be acquired upon the conversion of Convertible debt securities directly or constructively held by such investor, but not common shares or other equity securities issuable with respect to the conversion of Convertible debt securities held by others, are deemed to be outstanding (a) at the time of purchase of the Convertible debt securities, and (b) prior to the conversion of the Convertible debt securities. See “Certain Federal Income Tax Considerations.”

      The adjustment provisions for debt securities convertible into our equity securities other than common shares will be determined at the time of issuance of such debt securities and will be set forth in the applicable prospectus supplement.

      Except as set forth in the applicable prospectus supplement, any Convertible debt securities called for redemption, unless surrendered for conversion on or before the close of business on the redemption date, are subject to being purchased from the holder of such Convertible debt securities by one or more investment bankers or other purchasers who may agree with us to purchase such Convertible debt securities and convert them into our common shares or other equity securities, as the case may be (section 1108 of the indentures).

      Reference is made to the sections captioned “Description of Common Shares,” “Description of Preferred Shares” and “Description of Depositary Shares” for a general description of securities to be acquired upon the conversion of Convertible debt securities, including a description of certain restrictions on the ownership of the common shares and the preferred shares.

The Trustees

      National City Bank serves as Trustee for our senior securities pursuant to the senior indenture and serves as Transfer Agent for our common shares. JPMorgan Chase Bank serves as Trustee for our subordinated securities pursuant to the subordinated indenture.

Definitions

      Set forth below are defined terms used in the indentures. Reference is made to the indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Additional Amounts” means any additional amounts which are required by a debt security or by or pursuant to a resolution of our board of directors, under circumstances specified therein, to be paid by us in respect of certain taxes imposed on certain holders and which are owing to such holders.

      “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Control means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      “Beneficially Own” means the ownership of our common shares by a Person who would be treated as an owner of such common shares either directly or through the application of Section 544 of the Code, as modified by Section 856(b)(1)(B) of the Code.

      “Consolidated Income Available for Debt Service” for any period means Consolidated Net Income (as defined below) of Developers Diversified Realty Corporation and its subsidiaries:

(1) plus amounts which have been deducted for

(a) interest on our and our subsidiaries’ Debt,

(b) provision for our and our subsidiaries’ taxes based on income,

(c) amortization of debt discount,

(d) depreciation and amortization, and

(2) adjusted, as appropriate, for

(a) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period, and

(b) the effect of equity in net income or loss of joint ventures in which we own an interest to the extent not providing a source of, or requiring a use of, cash, respectively.

      “Consolidated Net Income” for any period means the amount of our and our subsidiaries’ net income (or loss) for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

      “Debt” means any of our or our subsidiaries’ indebtedness, whether or not contingent, in respect of :

(1) borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by us or our subsidiaries;

(3) letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

(4) any lease of property by us or our subsidiaries as lessee which is reflected on our Consolidated Balance Sheet as a capitalized lease in accordance with generally accepted accounting principles, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as a liability on our Consolidated Balance Sheet in accordance with generally accepted accounting principles. Debt also includes, to the extent not otherwise included, any obligation of ours or our subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person (other than us or our subsidiaries). Debt shall be deemed to be incurred by us or our subsidiaries whenever we or any such subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

      “Funds from Operations” means net income, adjusted to exclude: (i) preferred dividends, (ii) gains (or losses) from sales of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, (iii) sales of securities, (iv) extraordinary items and (v) certain non-cash items. These non-cash items principally include real property depreciation, equity income from joint ventures and equity income from minority equity investments, impairment losses on real properties and adding the Company’s proportionate share of Funds from Operations from its unconsolidated joint ventures and minority equity investments, determined on a consistent basis.

      “Holder” means the Person in whose name a debt security is registered in the register for each series of debt securities.

      “Indexed Security” means a debt security for which the principal amount payable on the date specified in such debt security as the fixed date on which the principal of such security is due and payable may be more or less than the principal face amount thereof at original issuance.

      “Maximum Annual Service Charge” as of any date means the maximum amount which may become payable in a period of 12 consecutive calendar months from such date for interest on, and required amortization of, Debt. The amount payable for amortization will include the amount of any sinking fund or other analogous fund for the retirement of Debt. It will also include the amount payable on account of principal of any such Debt which matures serially other than at the final maturity date of such Debt.

      “Outstanding,” when used with respect to debt securities, means, as of the date of determination, all debt securities theretofore authenticated and delivered under the indenture, except:

(1) debt securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(2) debt securities, or portions thereof, for whose payment or redemption or repayment at the option of the holder money in the necessary amount has been deposited with the Trustee or any paying agent (other than by us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and any coupons appertaining thereto, provided that, if such debt securities are to be redeemed, notice of such redemption has been duly given pursuant to the indenture or provision therefor satisfactory to the Trustee has been made;

(3) debt securities, except to the extent provided in sections 1402 and 1403 of the indenture, with respect to which we have effected defeasance and/or covenant defeasance;

(4) debt securities which have been paid pursuant to section 306 or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the indenture, other than any such debt securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations; and

(5) debt securities converted into common shares or preferred shares in accordance with or as contemplated by the indenture, if the terms of such debt securities provide for convertibility pursuant to section 301;

provided, however, that in determining whether the holders of the requisite principal amount of the Outstanding securities have given any request, demand, authorization, direction, notice, consent of waiver hereunder or are present at a meeting of holders for quorum purposes, and for the purpose of making the calculations required by section 313 of the Trust Indenture Act of 1939, as amended:

(1) the principal amount of an Original Issue Discount Security that may be counted in making such determination or calculation and that shall be deemed to be Outstanding for such purpose shall be equal to the amount of principal that would be (or shall have been declared to be) due and payable, at the time of such determination, upon a declaration of acceleration of the maturity thereof;

(2) the principal amount of any debt security denominated in a foreign currency that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the U.S. dollar equivalent, determined pursuant to section 301 as of the date such debt security is originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent as of such date of original issuance of the amount determined as provided in clause (1) above) of such debt security;

(3) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed Outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security pursuant to section 301; and

(4) debt securities owned by us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the Trustee knows to be so owned shall be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to any such debt securities and that the pledgee is not us or any other obligor upon the debt securities or any Affiliate of ours or of such other obligor.

      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      “Secured Debt” means, without duplication, Debt that is secured by a mortgage, trust deed, deed of trust, deed to secure Debt, security agreement, pledge, conditional sale or other title retention agreement, capitalized lease, or other like agreement granting or conveying security title to or a security interest in real property or other tangible asset(s). Secured Debt shall be deemed to be incurred (i) on the date the obligor thereon creates, assumes, guarantees or otherwise becomes liable in respect thereof if it is secured in the manner described in the preceding sentence on such date or (ii) on the date the obligor thereon first secures such Debt in the manner described in the preceding sentence if such Debt was not so secured on the date it was incurred.

      “Subsidiary” means an entity a majority of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries. For purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      “Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles (but excluding intangibles and trade receivables related to rent and other charges derived from leases with tenants) after eliminating intercompany accounts and transactions.

      “Undepreciated Real Estate Assets” as of any date means the amount of our and our subsidiaries’ real estate assets on such date, before depreciation and amortization and determined on a consolidated basis in accordance with generally accepted accounting principles.

      “Unencumbered Real Estate Asset Value” as of any date means the sum of :

(1) our Undepreciated Real Estate Assets, which are not encumbered by any mortgage, lien, charge, pledge or security interest, as of the end of the latest calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if that filing is not required under the Exchange Act, with the Trustee) prior to such date; and

(2) the purchase price of any real estate assets that are not encumbered by any mortgage, lien, charge, pledge, or security interest and were acquired by us or any subsidiary after the end of such calendar quarter.

Book-Entry Debt Securities

      We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, and then forward to the depository.

      We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

      So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

(i) will not be entitled to have debt securities represented by such global security registered in their names;

(ii) will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

(iii) will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

      Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

(i) DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within 90 days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

(ii) we, in our sole discretion, determine that the global securities shall be exchangeable for certificated notes; or

(iii) there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant Participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

      The following is based on information furnished to us by DTC:

      DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered debt security certificate will be issued with respect to each $500 million of principal amount of the debt securities of a series, and an additional certificate will be issued with respect to any remaining principal amount of such series.

      DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

      Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn recorded on the Direct and Indirect Participants’ records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

      To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants remain responsible for keeping account of their holdings on behalf of their customers.

      Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

      Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made in immediately available funds to DTC. DTC’s practice is to credit Direct Participants’ accounts. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” Such payments are the responsibility of such Participant and not of DTC, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to DTC is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

      If applicable, redemption notices shall be sent to Cede & Co. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records.

      DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

      Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

      Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

DESCRIPTION OF PREFERRED SHARES

      Our articles of incorporation authorize the Company to issue up to:

•	750,000 Class A Cumulative Preferred Shares, without par value (the “Class A Shares”), of which none are issued and outstanding;

•	750,000 Class B Cumulative Preferred Shares, without par value (the “Class B Shares”), of which none are issued and outstanding;

•	750,000 Class C Cumulative Preferred Shares, without par value (the “Class C Shares”), of which none are issued and outstanding;

•	750,000 Class D Cumulative Preferred Shares, without par value (the “Class D Shares”), of which none are issued and outstanding;

•	750,000 Class E Cumulative Preferred Shares, without par value (the “Class E Shares”), all of which have been designated as Class E Series I Cumulative Preferred Shares and of which none are issued and outstanding;

•	750,000 Class F Cumulative Preferred Shares, without par value (the “Class F Shares”), of which 690,000 shares have been designated as 8.60% Class F Cumulative Preferred Shares and of which 600,000 shares are issued and outstanding;

•	750,000 Class G Cumulative Preferred Shares, without par value (the “Class G Shares”), of which 736,000 shares have been designated as 8% Class G Cumulative Redeemable Preferred Shares and of which 720,000 shares are issued and outstanding;

•	750,000 Class H Cumulative Preferred Shares, without par value (the “Class H Shares”), of which 410,000 shares have been designated as 7 3/8% Class H Cumulative Redeemable Preferred Shares, all of which are issued and outstanding;

•	750,000 Class I Cumulative Preferred Shares, without par value (the “Class I Shares”), of which none are issued and outstanding;

•	750,000 Class J Cumulative Preferred Shares, without par value (the “Class J Shares”), of which none are issued and outstanding;

•	750,000 Class K Cumulative Preferred Shares, without par value (the “Class K Shares”), of which none are issued and outstanding;

•	750,000 Noncumulative Preferred Shares, without par value (the “Noncumulative Shares”), of which none are issued and outstanding (the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the Noncumulative Shares, collectively the “nonvoting preferred shares”); and

•	2,000,000 Cumulative Voting Preferred Shares, without par value (the “Cumulative Voting Preferred Shares”), all of which are issued and outstanding, have been called for redemption and are to be redeemed as of September 15, 2003.

      The outstanding nonvoting preferred shares are represented by depositary shares. Each depositary share represents a fractional interest in the respective preferred share. The preferred shares have been deposited with National City Bank, Cleveland, Ohio, as Depositary, under a Deposit Agreement between us, National City Bank and the holders from time to time of the depositary receipts issued under the Deposit Agreement. The depositary receipts evidence the depositary shares. Each holder of a depositary receipt evidencing a depositary share will be entitled to all the rights and preferences of a fractional interest in a corresponding preferred share, including dividend, voting, redemption and liquidation rights and preferences.

      The following description summarizes certain general terms and provisions of each class of nonvoting preferred shares and the Cumulative Voting Preferred Shares. This summary is not complete. For more detail, you should refer to the applicable provisions of our articles of incorporation and code of regulations that are filed as exhibits to the registration statement.

General

      Except as discussed below, the nonvoting preferred shares rank on a parity with each other and are identical to each other. The Cumulative Voting Preferred Shares rank equally, except with respect to voting rights, with all of the nonvoting preferred shares. Dividends on the Class A Shares, the Class B Shares, the Class C Shares, the Class D Shares, the Class E Shares, the Class F Shares, the Class G Shares, the Class H Shares, the Class I Shares, the Class J Shares, the Class K Shares and the Cumulative Voting Preferred Shares will be cumulative, while dividends on the Noncumulative Shares will not be cumulative.

      Prior to the issuance of shares of each series of each class of nonvoting preferred shares, our board of directors may, under our articles of incorporation and Ohio law, fix:

(1) the designation of the series;

(2) the authorized number of shares of the series. Our board of directors may, except when otherwise provided in the creation of the series, increase or decrease the authorized number of shares before or after issuance of the series (but not below the number of shares thereof then outstanding);

(3) the dividend rate or rates of the series, including the means by which such rates may be established;

(4) the date(s) from which dividends shall accrue and be cumulative and, with respect to all nonvoting preferred shares, the date on which and the period(s) for which dividends, if declared, shall be payable, including the means by which such date(s) and period(s) may be established;

(5) redemption rights and prices, if any;

(6) the terms and amounts of the sinking fund, if any;

(7) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

(8) whether the shares of the series shall be convertible into common shares or shares of any other class;

(9) if the shares are convertible, the conversion rate(s) or price(s), any adjustments to the rate or price and all other terms and conditions upon which such conversion may be made; and

(10) restrictions on the issuance of shares of the same or any other class or series.

      A prospectus supplement relating to the preferred shares being offered will specify the following terms:

(1) the class, series and title of the preferred shares;

(2) the number of preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

(3) the dividend rate(s), period(s) and payment date(s) or method of calculation thereof applicable to such preferred shares;

(4) the date from which dividends on such preferred shares shall accumulate, if applicable;

(5) the procedures for any auction or remarketing of such preferred shares;

(6) the provision for any sinking fund for such preferred shares;

(7) the provision for redemption, if applicable, of such preferred shares;

(8) any listing of such preferred shares on any securities exchange;

(9) any terms and conditions upon which such preferred shares will be convertible into our common shares, including the conversion price (or manner of calculation thereof);

(10) whether interests in such preferred shares will be represented by depositary shares;

(11) any other specific terms, preferences, rights, limitations or restrictions of or on such preferred shares;

(12) a discussion of federal income tax considerations applicable to such preferred shares;

(13) the relative ranking and preferences of such preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up;

(14) any limitations on issuance of securities ranking senior to or on a parity with such preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up; and

(15) any limitations on direct or beneficial ownership and restrictions on transfer that may be appropriate to preserve our status as a REIT.

      The nonvoting preferred shares, upon issuance against full payment of the purchase price, will be fully paid and nonassessable and will have no preemptive rights.

Rank

      All preferred shares will be equal to all other preferred shares with respect to dividend rights (subject to dividends on Noncumulative Shares being noncumulative) and rights upon our liquidation, dissolution or winding-up.

      The preferred shares will:

•	rank prior to all classes of common shares and to all other equity securities ranking junior to such preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up;

•	be equal to all of our equity securities the terms of which specifically provide that such equity securities are equal to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up; and

•	be junior to all of our equity securities the terms of which specifically provide that such equity securities rank prior to the preferred shares with respect to dividend rights and rights upon our liquidation, dissolution or winding-up.

Dividends

      The holders of each series of each class of preferred shares are entitled to receive, if, when and as declared, out of funds legally available for payment, dividends in cash at the rate determined for such series in preference to the holders of common shares and of any other class of shares ranking junior to the preferred shares. Dividends shall be payable on the date fixed for such series. Dividends with respect to each series of Class A Shares, Class B Shares, Class C Shares, Class D Shares, Class E Shares, Class F Shares, Class G Shares, Class H Shares, Class I Shares, Class J Shares, Class K Shares and the Cumulative Voting Preferred Shares will be cumulative from the dates fixed for the series. Dividends will be payable to holders of record as they appear on our stock transfer books on the record dates fixed by our board of directors. Any dividend payment made on such preferred shares will first be credited against the earliest accumulated but unpaid dividend due with respect to such shares which remains payable.

      Dividends on our preferred shares will accumulate whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated but unpaid dividends on the preferred shares will not bear interest.

      If preferred shares are outstanding, dividends may not be paid or declared or set apart for any series of preferred shares for any dividend period unless at the same time:

(1) a proportionate dividend for the dividend periods terminating on the same or any earlier date for all issued and outstanding shares of all series of such class entitled to receive such dividend (but, if such series are series of Noncumulative Shares, then only with respect to the current dividend period), ratably in proportion to the respective annual dividend rates fixed therefor, have been paid or declared or set apart, and

(2) the dividends payable for the dividend periods terminating on the same or any earlier date for all other classes of issued and outstanding preferred shares entitled to receive such dividends (but, with respect to Noncumulative Shares, only with respect to the then current dividend period), ratably in proportion to the respective dividend rates fixed therefor, have been paid or declared or set apart.

      If any series of preferred shares is outstanding, a dividend shall not be paid or declared or any distribution made in respect of the common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares, and common shares or any other shares ranking junior to such series of preferred shares shall not be purchased, retired or otherwise acquired by us unless:

(1) all accrued and unpaid dividends on all classes of outstanding preferred shares, including the full dividends for all current dividend periods for the nonvoting preferred shares (except, with respect to Noncumulative Shares, for the then-current dividend period only), have been declared and paid or a sum sufficient for payment thereof set apart, and

(2) with respect to the nonvoting preferred shares, there are no arrearages with respect to the redemption of any series of any class of preferred shares from any sinking fund provided for such class in accordance with our articles of incorporation. However, common shares and any other shares ranking junior to such series of preferred shares may be purchased, retired or otherwise acquired using the proceeds of a sale of common shares or other shares junior to such preferred shares received subsequent to the first date of issuance of such preferred shares. In addition, we may pay or declare or distribute dividends payable in common shares or other shares ranking junior to such preferred shares.

      The preceding restrictions on the payment of dividends or other distributions on, or on the purchase, redemption, retirement or other acquisition of, common shares or any other shares ranking equal to or junior to any class of preferred shares generally will be inapplicable to:

(1) any payments in lieu of issuance of fractional shares, upon any merger, conversion, stock dividend or otherwise in the case of the nonvoting preferred shares;

(2) the conversion of preferred shares into common shares; or

(3) the exercise of our rights to repurchase shares of capital stock in order to preserve our status as a REIT under the Code.

      When dividends are not paid in full (or a sum sufficient for full payment is not set apart) upon the preferred shares of any series and the shares of any other series of preferred shares ranking on a parity as to dividends with such series, all dividends declared upon preferred shares of such series and any other series of preferred shares ranking on a parity as to dividends with such preferred shares shall be declared pro rata so that the amount of dividends declared per share on the shares of such series of preferred shares shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods for Noncumulative Shares) and such other series bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred shares of such series which may be in arrears.

      Any dividend payment made on preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to such shares that remains payable.

Redemption

      If our board of directors so provides in the applicable prospectus supplement, a series of preferred shares will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

      The prospectus supplement for a series of preferred shares subject to mandatory redemption will specify the number of such preferred shares that will be redeemed by us in each year commencing after a date to be specified. The prospectus supplement will also specify a redemption price per share. The redemption price per share will include an amount equal to all accrued and unpaid dividends on such preferred shares as of the date of redemption; however, the redemption price of Noncumulative Shares will include only unpaid dividends for the current dividend period. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

      We may not purchase or redeem, for sinking fund purposes or otherwise, less than all of a class of outstanding preferred shares except in accordance with a stock purchase offer made to all holders of record of such class, unless all dividends on that class of outstanding preferred shares for previous and current dividend periods (except, in the case of Noncumulative Shares, dividends for the current dividend period only) have been declared and paid or funds set apart and all accrued sinking fund obligations applicable thereto have been complied with. However, we may repurchase shares of capital stock in order to maintain our qualification as a REIT under the Code.

      If fewer than all of our outstanding shares of any class of preferred shares are to be redeemed, we will determine the number of shares to be redeemed. Our board of directors will determine the manner for selecting by lot the shares to be redeemed.

      We will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of a preferred share to be redeemed at the address shown on our stock transfer books. If fewer than all the preferred shares of any series are to be redeemed, the notice of redemption will also specify the number of preferred shares to be redeemed from each holder. If notice of redemption of any preferred shares has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the preferred shares to be redeemed, dividends will cease to accrue on such preferred shares. In addition, the holders of preferred shares to be redeemed will cease to be shareholders with respect to such shares and will have no right or claim against us with respect to such shares as of the redemption date. However, such holders will have the right to receive the redemption price without interest or to exercise before the redemption date any unexercised privileges of conversion.

      The terms of redemption for the existing classes of preferred shares are included in our articles of incorporation, and amendments thereto, that are filed as an exhibit to the registration statement.

Liquidation Preference

      In the event of our voluntary liquidation, dissolution or winding-up, the holders of any series of any class of preferred shares shall be entitled to receive in full out of our assets, including its capital, before any amount shall be paid or distributed among the holders of the common shares or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series and set forth in the applicable prospectus supplement. In addition, each holder will receive an amount equal to all dividends accrued and unpaid on that series of preferred shares to the date of payment of the amount due pursuant to our liquidation, dissolution or winding-up. However, holders of Noncumulative Shares will only receive dividends for the current dividend period. After holders of the preferred shares are paid the full preferential amounts to which they are entitled, they will have no right or claim to any of our remaining assets.

      If liquidating distributions are made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred shares upon liquidation, dissolution or winding-up. The distributions will be made according to the holders’ respective rights and preferences and, in each case, according to their respective number of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding-up.

Voting Rights

Nonvoting Preferred Shares

      Holders of nonvoting preferred shares have only the voting rights described below that apply to all preferred shares, whether nonvoting or voting, and as from time to time required by law.

      If and when we are in default in the payment of (or, with respect to noncumulative shares, have not paid or declared and set aside a sum sufficient for the payment of) dividends on any series of any class of outstanding nonvoting preferred shares, for dividend payment periods, whether consecutive or not, which in the aggregate contain at least 540 days, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members of our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to Noncumulative Shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

      The affirmative vote of the holders of at least two-thirds of a class of outstanding nonvoting preferred shares, voting separately as a class, shall be necessary to effect either of the following:

(1) The authorization, creation or increase in the authorized number of any shares, or any security convertible into shares, ranking prior to such class of nonvoting preferred shares; or

(2) Any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such class of nonvoting preferred shares which are set forth in our articles of incorporation. However, the amendment of our articles of incorporation to authorize, create or change the authorized or outstanding number of a class of such preferred shares or of any shares ranking on a parity with or junior to such class of preferred shares does not adversely and materially affect preferences or voting or other rights of the holders of such class of preferred shares. In addition, amending the code of regulations to change the number or classification of our directors does not adversely or materially affect preferences or voting rights or other rights. Voting shall be done in person at a meeting called for one of the above purposes or in writing by proxy.

      The preceding voting provisions will not apply if, at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of preferred shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

      Cumulative Voting Preferred Shares.

      If and when we are in default in the payment of dividends on the Cumulative Voting Preferred Shares, for at least six dividend payment periods, whether or not consecutive, all holders of shares of such class, voting separately as a class, together and combined with all other preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to elect a total of two members of our board of directors. This voting right shall be vested and any additional directors shall serve until all accrued and unpaid dividends (except, with respect to Noncumulative Shares, only dividends for the then-current dividend period) on such outstanding preferred shares have been paid or declared and a sufficient sum set aside for payment thereof.

      The affirmative vote of the holders of at least two-thirds of the outstanding Cumulative Voting Preferred Shares, voting separately as a class, shall be necessary to effect either of the following:

(1) Any amendment, alteration or repeal of any of the provisions of, or the addition of any provisions to, our articles of incorporation or code of regulations, whether by merger, consolidation or otherwise (an “Event”), that materially adversely affects the voting powers, rights or preferences of the holders of the Cumulative Voting Preferred Shares; provided, however, that the amendment of the provisions of the articles of incorporation (a) so as to authorize or create, or to increase the authorized amount of, or issue, any shares ranking junior to the Cumulative Voting Preferred Shares or any shares of any class or series of shares ranking on a parity with the Cumulative Voting Preferred Shares or (b) with respect to the occurrence of any Event, so long as the Cumulative Voting Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of the Event, we may not be the surviving entity, shall not in either case be deemed to materially adversely affect the voting power, rights or preferences of the holders of Cumulative Voting Preferred Shares; or

(2) the authorization, creation of, increase in the authorized amount of, or issuance of any shares of any class or series of shares ranking prior to the Cumulative Voting Preferred Shares or any security convertible into shares of any class or series of shares ranking prior to the Cumulative Voting Preferred Shares (whether or not such class or series of shares ranking prior to the Cumulative Voting Preferred Shares is currently authorized).

      The preceding voting provisions will not apply, if at or prior to the time of the action with respect to which such vote would be required, all outstanding shares of such series of Cumulative Voting Preferred Shares have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

      In addition to the foregoing, the holders of Cumulative Voting Preferred Shares shall be entitled to vote on all matters on which holders of our common shares may vote and shall be entitled to one vote for each Cumulative Voting Preferred Share entitled to vote at such meeting.

General

      Without limiting the provisions described above, under Ohio law, holders of each class of preferred shares will be entitled to vote as a class on any amendment to our articles of incorporation, whether or not they are entitled to vote thereon by our articles of incorporation, if the amendment would:

(1) increase or decrease the par value of the shares of such class;

(2) change the issued shares of such class into a lesser number of shares of such class or into the same or different number of shares of another class;

(3) change or add to the express terms of the shares of the class in any manner substantially prejudicial to the holders of such class;

(4) change the express terms of any class of issued shares ranking prior to the particular class in any manner substantially prejudicial to the holders of shares of the particular class;

(5) authorize shares of another class that are convertible into, or authorize the conversion of shares of another class into, shares of the particular class, or authorize the directors to fix or alter conversion rights of shares of another class that are convertible into shares of the particular class;

(6) reduce or eliminate our stated capital;

(7) substantially change our purposes; or

(8) change the Company into a nonprofit corporation.

      If, and only to the extent that, (1) a class of preferred shares is issued in more than one series and (2) Ohio law permits the holders of a series of a class of capital stock to vote separately as a class, the affirmative vote of the holders of at least two-thirds of each series of such class of outstanding preferred shares, voting separately as a class, shall be required for any amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of our articles of incorporation or our code of regulations which adversely and materially affects the preferences or voting or other rights of the holders of such series as set forth in our articles of incorporation. However, the amendment of our articles of incorporation so as to authorize, create or change the authorized or outstanding number of a class of preferred shares or of any shares ranking equal to or junior to such class of preferred shares does not adversely and materially affect the preference or voting or other rights of the holders of such series. In addition, amendment of our code of regulations to change the number or classification of our directors does not adversely and materially affect the preference or voting or other rights of the holders of such series.

Conversion Rights

      The terms and conditions, if any, upon which shares of any series of any class of nonvoting preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include:

•	the number of common shares into which the preferred shares are convertible;

•	the conversion price (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of such preferred shares or the Company;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion upon the occurrence of certain events.

Restrictions on Ownership

      In order to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Individual is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. We also must satisfy certain other requirements. For more information on restrictions on ownership, see “Description of Common Shares — Restrictions on Ownership.”

      To assure that five or fewer individuals do not own more than 50% in value of our outstanding preferred shares, our articles of incorporation provide that, subject to certain exceptions, no one may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (the “preferred shares ownership limit”) of any series of any class of our outstanding preferred shares. In addition, because rent from a related party tenant is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code, in excess of 9.8% of our outstanding shares of any series of any class of preferred shares (the “preferred shares related party limit”). The attribution provisions of the Code applied to related party tenants differ from the attribution provisions applied to the preferred shares ownership limit. A related party tenant is any tenant of which 10% is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT. Our board of directors may waive the preferred shares ownership limit and the preferred shares related party limit if it obtains such representations and undertakings from the applicant with respect to preserving our REIT status as are reasonably necessary to ascertain that such ownership will not jeopardize our REIT status.

      The preceding restrictions on transferability and ownership of preferred shares may not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. Even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased, the preferred shares ownership limit and the preferred shares related party limit will not be automatically removed. Any change in the preferred shares ownership limit would require an amendment to our articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to our articles of incorporation require the affirmative vote of holders owning not less than a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, such amendment would also require the affirmative vote of holders of not less than two-thirds of such class of preferred shares.

      If preferred shares in excess of the preferred shares ownership limit or the preferred shares related party limit are issued or transferred to any person, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. In addition, if an issuance or transfer would cause our shares to be beneficially or constructively owned by fewer than 100 persons or would result in our being “closely held” within the meaning of Section 856(h) of the Code, such issuance or transfer will be null and void to the intended transferee, and the intended transferee will acquire no rights to the shares. Preferred shares transferred or proposed to be transferred in excess of the preferred shares ownership limit or the preferred shares related party limit or which would otherwise jeopardize our REIT status will be subject to repurchase by the Company. The purchase price of such preferred shares will be equal to the lesser of (1) the price in such proposed transaction and (2) the fair market value of such shares reflected in the last reported sales price for the shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right if the shares are listed on a national securities exchange, or such price for the shares on the principal exchange if the shares are then listed on more than one national securities exchange. If the shares are not listed on a national securities exchange, the purchase price will be equal to the lesser of (1) the price in such proposed transaction and (2) the latest bid quotation for the shares if the shares are then traded over the counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of such proposed purchase is sent by the Company.

      From and after the date fixed for our purchase of such preferred shares, the holder will cease to be entitled to distributions, voting rights and other benefits with respect to such shares except the right to payment of the purchase price for the shares. Any dividend or distribution paid to a proposed transferee on such preferred shares must be repaid to the Company upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any such preferred shares may be deemed, at our option, to have acted as our agent in acquiring such preferred shares and to hold such preferred shares on our behalf.

      All certificates for preferred shares will bear a legend referring to the restrictions described above.

      Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the preferred shares shall upon demand disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares that our board of directors deems necessary to comply with the provisions of the Code as applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF DEPOSITARY SHARES

General

      We may issue receipts for depositary shares (“Depositary Receipts”). Each Depositary Receipt will represent a fractional interest or a share of a particular series of a class of nonvoting preferred shares, as specified in the applicable prospectus supplement. Preferred shares of each series of each class represented by depositary shares will be deposited under a separate Deposit Agreement among us, the depositary named therein and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled to all the rights and preferences of the preferred shares represented by such depositary shares including dividend, voting, conversion, redemption and liquidation rights. Such rights and preferences will be proportionate to the fractional interest of a share of the particular series of preferred shares represented by the depositary shares evidenced by such Depositary Receipt. As of the date of this prospectus, there are outstanding

•	6,000,000 Depositary Shares each representing 1/10 of a share of the 8.60% Class F Cumulative Redeemable Preferred Shares;

•	7,200,000 Depositary Shares each representing 1/10 of a share of the 8% Class G Cumulative Redeemable Preferred Shares; and

•	8,200,000 Depositary Shares each representing 1/20 of a share of the 7 3/8% Class H Cumulative Redeemable Preferred Shares.

      See “Description of Preferred Shares.” These depositary shares are listed on the New York Stock Exchange under the symbols DDR PrF, DDR PrG and DDR PrH, respectively.

      The depositary shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately after we issue and deliver the preferred shares to the depositary, we will cause the depositary to issue the Depositary Receipts on our behalf. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from us upon request.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related Depositary Receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

      In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of Depositary Receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares

      Unless the related depositary shares have previously been called for redemption, upon surrender of the Depositary Receipts at the corporate trust office of the depositary the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the Depositary Receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

      Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to Noncumulative Shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

      After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such Depositary Receipts were entitled to at the time of redemption when they surrender their Depositary Receipts to the depositary.

Voting of the Underlying Preferred Shares

      Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the Depositary Receipts related to such preferred shares. Each record holder of Depositary Receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder’s Depositary Receipts. The record date for Depositary Receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such Depositary Receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of Depositary Receipts.

Liquidation Preference

      In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such Depositary Receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

      The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the Depositary Receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital stock. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

      The form of Depositary Receipt evidencing the depositary shares which represent the preferred shares and any provision of the Deposit Agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding Depositary Receipts.

      We may terminate the Deposit Agreement upon not less than 30 days’ prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the Deposit Agreement, the depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such Depositary Receipts. In addition, the Deposit Agreement will automatically terminate if:

(1) all outstanding depositary shares have been redeemed,

(2) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of Depositary Receipts evidencing the depositary shares representing such preferred shares, or

(3) each related preferred share shall have been converted into capital stock that is not represented by depositary shares.

Charges of Preferred Shares Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the depositary’s fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The depositary will forward to holders of Depositary Receipts any reports and communications from us which it receives with respect to the related preferred shares.

      Neither we nor the depositary will be liable if it is prevented from or delayed, by law or any circumstances beyond its control, in performing its obligations under the Deposit Agreement. The obligations of the Company and the depositary under the Deposit Agreement will be limited to performing our respective duties thereunder in good faith and without negligence, gross negligence or willful misconduct. Developers Diversified Realty Corporation and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. Developers Diversified Realty Corporation and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of Depositary Receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

      If the depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF COMMON SHARES

General

      Our articles of incorporation authorize us to issue up to 200,000,000 common shares, without par value. As of June 30, 2003, we had 85,685,693 common shares issued and outstanding. In addition, we have reserved 5,811,620 common shares for issuance upon the exercise of options under our employee share option plan, 666,666 common shares for issuance under our equity-based award plans and 138,666 common shares for issuance upon the exercise of options granted to our directors and others. Our common shares are listed on the New York Stock Exchange under the symbol “DDR.” National City Bank, Cleveland, Ohio, is the transfer agent and registrar of the common shares.

      The following description of our common shares sets forth certain of their general terms and provisions. The following description of our common shares is in all respects subject to and qualified by reference to the applicable provisions of our articles of incorporation and our code of regulations.

      Holders of our common shares are entitled to receive dividends when, as and if declared by our board of directors, out of funds legally available therefor. Any payment and declaration of dividends by the Company on our common shares and purchases thereof will be subject to certain restrictions if we fail to pay dividends on any outstanding preferred shares. See “Description of Preferred Shares — Dividends.” If we are liquidated, dissolved or involved in any winding-up, the holders of our common shares are entitled to receive ratably any assets remaining after we have fully paid all of our liabilities, including the preferential amounts we owe with respect to any preferred shares. Holders of our common shares possess ordinary voting rights, with each share entitling the holder to one vote. Holders of our common shares have cumulative voting rights in the election of directors. Holders of our common shares do not have preemptive rights, which means that they have no right to acquire any additional common shares that we may subsequently issue.

      All of our common shares currently outstanding are, and any common shares offered hereby when issued will be, fully paid and nonassessable.

Restrictions on Ownership

      In order for the Company to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Individual is defined in the Code to include certain entities. In addition, our capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Additionally, certain other requirements must be satisfied.

      To assure that five or fewer individuals do not own more than 50% in value of our outstanding common shares, our articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5% (the “ownership limit”) of our outstanding common shares. Shareholders whose ownership exceeded the ownership limit immediately after the initial public offering, or IPO, may continue to own common shares in excess of the ownership limit and may acquire additional shares through the share option plan, the equity-based award plans, any dividend reinvestment plan adopted by the Company or from other existing shareholders who exceed the ownership limit, but may not acquire additional shares from those sources if the result would be that the five largest beneficial owners of common shares hold more than 49.6% of our outstanding common shares. In addition, because rent from a related party tenant (any tenant 10% of which is owned, directly or constructively, by a REIT, including an owner of 10% or more of a REIT) is not qualifying rent for purposes of the gross income tests under the Code, our articles of incorporation provide that no individual or entity may own, or be deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the ownership limit), in excess of 9.8% of our outstanding common shares. Our board of directors may waive the ownership limit and the related party limit (the related party limit has been waived with respect to the shareholders who exceeded the related party limit immediately after the IPO) if an opinion of counsel or a ruling from the Internal Revenue Service is provided to the board of directors to the effect that that ownership will not then or in the future jeopardize our status as a REIT. As a condition of any waiver, our board of directors will require appropriate representations and undertakings from the applicant with respect to preserving our REIT status. We issued the selling shareholder a waiver for shares issuable on the exchange of partnership units and the exercise of the warrant as described on the cover of this prospectus.

      The preceding restrictions on transferability and ownership of common shares may not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. The ownership limit and the related party limit will not be automatically removed even if the REIT provisions of the Code are changed to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the effects of the ownership limit and the related party limit are to prevent any person or small group of persons from acquiring unilateral control of us. Any change in the ownership limit requires an amendment to the articles of incorporation, even if our board of directors determines that maintenance of REIT status is no longer in our best interests. Amendments to the articles of incorporation require the affirmative vote of holders owning a majority of our outstanding common shares. If it is determined that an amendment would materially and adversely affect the holders of any class of preferred shares, that amendment also would require the affirmative vote of holders of two-thirds of the affected class of preferred shares.

      If common shares in excess of the ownership limit or the related party limit, or common shares which would cause the REIT to be beneficially or constructively owned by less than 100 persons or would result in us being “closely held” within the meaning of Section 856(h) of the Code, are issued or transferred to any person, the issuance or transfer will be null and void to the intended transferee. The intended transferee will not acquire rights to the shares. Common shares transferred or proposed to be transferred in excess of the ownership limit or the related party limit or which would otherwise jeopardize our REIT status (“excess shares”) will be subject to repurchase by us. The purchase price of any excess shares will be equal to the lesser of (i) the price in the proposed transaction and (ii) the fair market value of the shares reflected in the last reported sale price for the common shares on the trading day immediately preceding the date on which we or our designee determine to exercise our repurchase right, if the shares are then listed on a national securities exchange, or such price for the shares on the principal exchange, if they are then listed on more than one national securities exchange, or, if the common shares are not then listed on a national securities exchange, the latest bid quotation for the common shares if they are then traded over-the-counter, or, if such quotation is not available, the fair market value as determined by our board of directors in good faith, on the last trading day immediately preceding the day on which notice of the proposed purchase is sent by us. From and after the date fixed for purchase of excess shares by us, the holder of the excess shares will cease to be entitled to distribution, voting rights and other benefits with respect to the excess shares except the right to payment of the purchase price for the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares will be repaid to us upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any excess shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring the excess shares and to hold the excess shares on our behalf.

      All certificates representing our common shares bear a legend referring to the preceding restrictions.

      Our articles of incorporation provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of our outstanding common shares must file an affidavit with us containing information specified in our articles of incorporation each year by January 31. In addition, each of those shareholders will upon demand be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our board of directors deems necessary for us to comply with the provisions of the Code as applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

DESCRIPTION OF COMMON SHARE WARRANTS

      We may issue common share warrants for the purchase of common shares. We may issue common share warrants independently or together with any other securities offered by any prospectus supplement. The common share warrants we issue may be attached to or separate from such offered securities. Each series of common share warrants will be issued under a separate warrant agreement (each, a “Warrant Agreement”) to be entered into between us and a warrant agent specified in the applicable prospectus supplement (the “Warrant Agent”). The Warrant Agent will act solely as our agent in connection with the common share warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of common share warrants. The following sets forth certain general terms and provisions of the common share warrants that may be offered under this Registration Statement. Further terms of the common share warrants and the applicable Warrant Agreements will be set forth in the applicable prospectus supplement.

      The applicable prospectus supplement will describe the terms of the common share warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(i) the title of such common share warrants;

(ii) the aggregate number of such common share warrants;

(iii) the price or prices at which such common share warrants will be issued;

(iv) the number of common shares purchasable upon exercise of such common share warrants;

(v) the designation and terms of the other Offered Securities with which such common share warrants are issued and the number of such common share warrants issued with each such Offered Security;

(vi) the date, if any, on and after which such common share warrants and the related common shares will be separately transferable;

(vii) the price at which each common share purchasable upon exercise of such common shares warrants may be purchased;

(viii) the date on which the right to exercise such common share warrants shall commence and the date on which such right shall expire;

(ix) the minimum or maximum amount of such common share warrants which may be exercised at any one time;

(x) information with respect to book-entry procedures, if any;

(xi) a discussion of certain federal income tax considerations; and

(xii) any other terms of such common share warrants, including terms, procedures and limitations relating to the exchange and exercise of such common share warrants.

      You should also read the section captioned “Description of Common Shares” for a general description of the common shares to be acquired upon the exercise of the common share warrants, including a description of certain restrictions on the ownership of common shares. We will treat as outstanding any common shares that may be acquired upon the exercise of common share warrants, directly or constructively held by an investor, at the following times:

(i) at the time of acquisition of the common share warrants, and

(ii) prior to the exercise of the common share warrants, for purposes of determining the percentage ownership of common shares held by such investor.

CERTAIN ANTI-TAKEOVER PROVISIONS OF OHIO LAW

      Certain provisions of Ohio law may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock to the extent the corporation is subject to those provisions. We have opted out of one such provision. We remain subject to the foregoing provisions described below.

      Chapter 1704 of the Ohio Revised Code prohibits certain transactions, including mergers, sales of assets, issuances or purchases of securities, liquidation or dissolution, or reclassifications of the then outstanding shares of an Ohio corporation with 50 or more shareholders involving, or for the benefit of, certain holders of shares representing 10% or more of the voting power of the corporation (any such shareholder, a “10% Shareholder”), unless:

(i) the transaction is approved by the directors before the 10% Shareholder becomes a 10% Shareholder;

(ii) the acquisition of 10% of the voting power is approved by the directors before the 10% Shareholder becomes a 10% Shareholder; or

(iii) the transaction involves a 10% Shareholder who has been a 10% Shareholder for at least three years and is approved by the directors before the 10% Shareholder becomes a 10% Shareholder, is approved by holders of two-thirds of our voting power and the holders of a majority of the voting power not owned by the 10% Shareholder, or certain price and form of consideration requirements are met.

Chapter 1704 of the Ohio Revised Code may have the effect of deterring certain potential acquisitions of us which might be beneficial to shareholders.

      Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with fifty or more shareholders that have significant Ohio contacts and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

      The following summary of material federal income tax considerations regarding the Company and the securities we are registering is based on current law, is for general information only and is not tax advice. The tax treatment to holders of securities will vary depending on a holder’s particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of securities in light of his or her personal investments or tax circumstances, or to certain types of shareholders subject to special treatment under the federal income tax laws except to the extent discussed under the subheadings “Taxation of Tax Exempt Shareholders” and “Taxation of Non-U.S. Shareholders.” Shareholders subject to special treatment include, without limitation, insurance companies, financial institutions or broker-dealers, tax-exempt organizations, shareholders holding securities as part of a conversion transaction, or a hedge or hedging transaction or as a position in a straddle for tax purposes, foreign corporations or partnerships and persons who are not citizens or residents of the United States. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to holders of our securities.

      The information in this section is based on the Code, current, temporary and proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including its practices and policies as expressed in certain private letter rulings which are not binding on the IRS except with respect to the particular taxpayers who requested and received such rulings), and court decisions, all as of the date of this prospectus. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may adversely affect, perhaps retroactively, the tax considerations described herein. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that these statements will not be challenged by the IRS or sustained by a court if challenged by the IRS.

      You are advised to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and sale of our securities, including the federal, state, local, foreign and other tax consequences of such acquisition, ownership and sale and of potential changes in applicable tax laws.

Taxation of the Company

      General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1993. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 1993. We intend to continue to operate in this manner.

      The law firm of Baker & Hostetler LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. It is the opinion of Baker & Hostetler LLP that we have qualified as a REIT under the Code for our taxable years ended December 31, 1993 through December 31, 2002, we are organized in conformity with the requirements for qualification as a REIT, and our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code for our taxable year ended December 31, 2003 and for future taxable years. It must be emphasized that the opinion of Baker & Hostetler LLP is based upon certain representations made by the management of the Company as to factual matters as set forth herein and in registration statements previously filed with the SEC. In addition, we have provided a representation letter and certificate to Baker & Hostetler LLP certifying, among other items, that we have made a timely election to be taxed as a REIT under the Code commencing with our initial taxable year ended December 31, 1993, and that, commencing with the first taxable year that we have elected to be taxed as a REIT, we have operated and will continue to operate in accordance with the terms and provisions of our articles of incorporation and code of regulations and in accordance with the method of operation described herein and in registration statements previously filed with the SEC. Baker & Hostetler LLP has not attempted to verify independently such representations and statements, but in the course of its representation nothing has come to its attention that would cause it to question the accuracy thereof.

      The opinions of Baker & Hostetler LLP are based on existing law as contained in the Code and regulations promulgated thereunder, in effect on the date hereof, and the interpretations of such provisions and regulations by the IRS and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively, and to possibly different interpretations. Also, any variation from the factual statements set forth herein, in registration statements previously filed with the SEC, or in the representation letter and certificate we have provided to Baker & Hostetler LLP may affect the conclusions upon which its opinion is based. Moreover, our qualification and taxation as a REIT depends upon our ability to meet, through actual annual operating results, distributions to shareholders, asset composition levels, and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which will not be reviewed by Baker & Hostetler LLP. Accordingly, no assurance can be given that the actual results of our operations for any one taxable year will satisfy such requirements. Baker & Hostetler LLP will have no obligation to advise the Company or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that the opinion represents Baker & Hostetler LLP’s best judgment of how a court would decide if presented with the issues addressed therein but, because opinions of counsel are not binding upon the IRS or any court, there can be no assurance that contrary positions may not successfully be asserted by the IRS.

      Our ability to qualify as a REIT also depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, including affiliates that have made elections to be taxed as REITs, the status of which may not have been reviewed by Baker & Hostetler LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by the Company. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any one taxable year will satisfy such requirements for qualification and taxation as a REIT. Similarly, American Industrial Properties and JDN Realty Corporation, our significant subsidiaries, have elected to be taxed as REITs and are therefore subject to the same qualification tests. See “Failure to Qualify.”

      The following summarizes the material aspects of the tax laws that govern the federal income tax treatment of a REIT and its shareholders.

      If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on our taxable income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” (once at the corporate level when earned and once again at the shareholder level when distributed) that generally results from investment in a corporation. However, we will be subject to federal income tax as follows:

      First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

      Second, we may be subject to the “alternative minimum tax” on our items of tax preference under certain circumstances.

      Third, if we have (a) net income from the sale or other disposition of “foreclosure property” (defined generally as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property) which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

      Fourth, we will be subject to a 100% tax on any net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property).

      Fifth, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amounts by which we fail the 75% or 95% gross income tests multiplied by (b) a fraction intended to reflect our profitability, if we fail to satisfy the 75% or 95% gross income tests (as discussed below), but have maintained our qualification as a REIT because we satisfied certain other requirements.

      Sixth, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation (defined below) and on which we pay the tax), and (c) any undistributed taxable income from prior periods.

      Seventh, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. Shareholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid.

      Eighth, if we acquire any asset (a “Built-In Gain Asset”) from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period (the “Recognition Period”) beginning on the date on which we acquired the asset, then we will be subject to tax at the highest regular corporate tax rate on this gain to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the Recognition Period). The results described in this paragraph with respect to the recognition of Built-In Gain assume that we will not make an election pursuant to Treasury Regulation Section 1.337(d) — 7(c) to recognize such Built-In Gain at the time we acquire the asset.

      Ninth, we will incur a 100% excise tax on transactions with a taxable REIT subsidiary that are not conducted on an arm’s-length basis.

      Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

(4) that is not a financial institution or an insurance company within the meaning of certain provisions of the Code; (5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year; and

(7) that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(8) that elects to be a REIT, or has made such election for a previous year, and satisfies the applicable filing and administrative requirements to maintain qualification as a REIT.

      The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a “look-through” exception with respect to pension funds.

      We believe that we have satisfied each of the above conditions. In addition, our articles of incorporation and code of regulations provide for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. These ownership and transfer restrictions are described in “Description of Preferred Shares — Restrictions on Ownership” and “Description of Common Shares — Restrictions on Ownership.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “Failure to Qualify.”

      In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

      Ownership of Interests in Partnerships and Qualified REIT Subsidiaries and Taxable REIT Subsidiaries. In the case of a REIT which is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT generally will be deemed to be entitled to the income of the partnership attributable to its proportionate share. The assets and items of gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of partnerships (and limited liability companies taxed as partnerships), in which we are, directly or indirectly through other partnerships (or limited liability companies taxed as partnerships), a partner, is treated as our assets and items of income for purposes of applying the requirements described in this prospectus (including the income and asset tests described below).

      We own 100% of the stock of a number of corporate subsidiaries that are qualified REIT subsidiaries (each, a “QRS”) and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company, and we do not elect to treat the corporation as a taxable REIT subsidiary, as described below. A QRS will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references under “Certain Federal Income Tax Considerations” to our income and assets shall include the income and assets of any QRS. A QRS will not be subject to federal income tax, and our ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer’s securities (by vote or value) or more than 5% of the value of our total assets, as described below under “Asset Tests.”

      We may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary (“TRS”). A corporation owned more than 35% by a TRS is treated as a taxable REIT subsidiary regardless of whether an election is filed. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary, is not ignored for federal income tax purposes. Accordingly, such an entity generally would be subject to corporate income tax on its earnings, which may reduce our aggregate cash flow and our ability to make distributions to our shareholders.

      A parent REIT is not treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the TRS. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such TRS in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

      The TRS rules limit the deductibility of interest paid or accrued by a TRS to the Company in order to ensure that the TRS is subject to an appropriate level of corporate taxation. In addition, a 100% excise tax is imposed on transactions between a TRS and the Company or our tenants that are not conducted on an arm’s-length basis.

      Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from certain investments relating to real property or mortgages on real property (including “rents from real property” and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest or gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

      Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

•	the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or gross sales

•	the Code provides that rents received from a tenant other than a TRS will not qualify as “rents from real property” in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT actually or constructively owns 10% or more of such tenant;

•	if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to personal property will not qualify as “rents from real property”; and

•	for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom the REIT derives no revenue or through a TRS. The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property.

      We do not intend to charge rent for any property that is based in whole or in part on the net income or profits of any person (except by reason of being based on a percentage of gross receipts or sales, as heretofore described), and we do not intend to rent any personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). We directly perform services under certain of our leases, but such services are not rendered to the occupant of the property. Furthermore, these services are usual and customary management services provided by landlords renting space for occupancy in the geographic areas in which we own property. To the extent that the performance of any services provided by us would cause amounts received from our tenants to be excluded from rents from real property, we intend to hire a TRS or an independent contractor from whom we derive no revenue to perform such services.

      If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Generally, we may avail ourselves of the relief provisions if:

(i) our failure to meet these tests was due to reasonable cause and not due to willful neglect;

(ii) we attach a schedule of the sources of our income to our federal income tax return; and

(iii) any incorrect information on the schedule was not due to fraud with intent to evade tax.

      It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “Taxation of the Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our excess net income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our periodic monitoring of our income.

      Prohibited Transaction Income. Any gain we realize on the sale of any property other than foreclosure property held as inventory or any property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction.

      Asset Tests. At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date we receive such proceeds. Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, the value of any one issuer’s securities may not exceed 5% of the value of our total assets and we may not own more than 10% of the outstanding securities vote or value of any one issuer (other than a QRS or a TRS). Certain “straight” debt securities of a partnership in which we own at least a 20% profits interest are excluded for purposes of applying the 10% test. In addition, no more than 20% of our value may be comprised of securities of one or more TRSs. An entity (other than a REIT or certain lodging or health care corporations) owned in whole or in part by us may file a joint election with us to be treated as a TRS.

      After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

      Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders in an amount at least equal to the sum of 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and 90% of our net income (after tax), if any, from foreclosure property, minus the excess of the sum of certain items of noncash income (i.e., income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable) over 5% of “REIT taxable income” as described above.

      These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided below, these distributions are taxable to our shareholders (other than tax-exempt entities, as discussed below) in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. However, dividends declared in October, November or December and payable to shareholders of record in such a month are deemed to have been paid and received on December 31 of that year so long as they are actually paid during January of the following year. The amount distributed must not be preferential — e.g., every shareholder of the class of stock to which a distribution is made must be treated the same as every other shareholder of that class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

      We generally expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable share dividends.

      Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

      Furthermore, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we should fail to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain income for the year (other than certain long-term capital gains for which we make a Capital Gains Designation and on which we pay the tax), and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

      Earnings and Profits Distribution Requirement. In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed “earnings and profits” that are attributable to a “C corporation” taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation).

Failure to Qualify

      If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of our current and accumulated earnings and profits, and subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Joint Ventures

      General. We hold certain investments indirectly through partnerships, limited liability companies (taxed as partnerships) and joint ventures (the “Joint Ventures”). In general, partnerships and limited liability companies (taxed as partnerships) in which we own an interest are “pass-through” entities which are not subject to federal income tax. Rather, partners or owners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of the foregoing partnership or limited liability company items for purposes of the various REIT income tests and in the computation of our REIT taxable income.

      Entity Classification. Our interests in the Joint Ventures involve special tax considerations, including the possibility of a challenge by the IRS of the status of a Joint Venture as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If a Joint Venture were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Asset Tests” and “Income Tests”). This, in turn, would prevent us from qualifying as a REIT. See “Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in a Joint Venture’s status for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

      Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members (an “Eligible Entity”) may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an Eligible Entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an Eligible Entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. We believe all of our Joint Ventures will be classified as partnerships for federal income tax purposes.

Taxation of Taxable U.S. Shareholders

      As used below, the term “U.S. Shareholder” means a holder of shares who (for United States federal income tax purposes):

(i) is a citizen or resident of the United States;

(ii) is a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

(iii) is an estate the income of which is subject to United States federal income taxation regardless of its source; or

(iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

      Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. Shareholders.

      Distributions Generally. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Shareholders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations. For purposes of determining whether distributions to holders of shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred shares and then to our common shares.

      To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Shareholder. This treatment will reduce the adjusted basis which each U.S. Shareholder has in his shares of stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S. Shareholder’s adjusted basis in his shares will be taxable as capital gains (provided that the shares have been held as a capital asset) and will be taxable as long-term capital gain if the shares have been held for more than one year.

      Dividends we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

      Capital Gain Distributions. Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. Shareholders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Shareholders at either a 15% or a 25% rate. Corporate U.S. Shareholders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

      Under the Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is 15% for most assets. “Unrecaptured section 1250 gain,” however, remains subject to a maximum federal income tax rate of 25%. “Unrecaptured section 1250 gain” generally includes the long-term capital gain realized on the sale of a real property asset described in Section 1250 of the Code, but not in excess of the amount of depreciation (less the gain, if any, treated as ordinary income under Code Section 1250) taken on such asset. In the case of individuals whose ordinary income is taxed at a 10% or 15% rate, the 15% rate is reduced to 5%.

      Certain aspects of the legislation are currently unclear, including how the reduced rates will apply to gains earned by REITs such as us. The Jobs and Growth Tax Relief Reconciliation Act of 2003 gives the IRS authority to apply the Act’s new rules on taxation of capital gains to sales by pass-through entities, including REITs. It is possible that the IRS could provide in such regulations, as it did in IRS Notice 97-64 (superseded by the Internal Revenue Service Restructuring and Reform Act of 1998), that REIT capital gain dividends must be determined by looking through to the assets sold by the REIT and treated by REIT shareholders as “long-term capital gain” and “unrecaptured section 1250 gain” to the extent of such respective gain realized by the REIT. No regulations have yet been issued. Such regulations, if and when issued, may have a retroactive effect.

      Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. Shareholder of our shares will be treated as portfolio income. As a result, U.S. Shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will not be treated as investment income under certain circumstances.

      Retention of Net Long-Term Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election a “Capital Gains Designation,” we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Shareholder generally would:

(i) include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

(ii) be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Shareholder’s long-term capital gains;

(iii) receive a credit or refund for the amount of tax deemed paid by it;

(iv) increase the adjusted basis of its common shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

(v) in the case of a U.S. Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

Dispositions of Securities

      If you are a U.S. Shareholder and you sell or dispose of your shares, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the shares as a capital asset and will be long-term capital gain or loss if you have held the shares for more than one year. However, if you are a U.S. Shareholder and you recognize loss upon the sale or other disposition of shares that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

      We report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a shareholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status. See “Taxation of Non-U.S. Shareholders.”

Recent Tax Legislation

      On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the maximum tax rate for both dividends and long-term capital gains to 15% for most non-corporate taxpayers. Because we generally are not subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends generally are not eligible for the reduced rate and will continue to be taxed at the higher tax rates applicable to ordinary income. However, the new 15% rate does apply to:

(i) long-term capital gains, if any, recognized on the disposition of our shares;

(ii) our distributions designated as long-term capital gain dividends (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to tax at a 25% rate);

(iii) our dividends to the extent attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries; and

(iv) our dividends to the extent attributable to income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

      The dividend and capital gains rate reductions provided in the Jobs and Growth Tax Relief Reconciliation Act of 2003 generally are effective for taxable years ending on or after May 6, 2003 through December 31, 2008. Absent future legislation, the maximum tax rate on long-term capital gains will return to 20% in 2009, and the maximum tax rate on dividends will increase to 35% in 2009 and 39.6% in 2011.

Taxation of Tax-Exempt Shareholders

      The IRS has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income (“UBTI”) when received by a tax-exempt entity. Based on that ruling, dividend income from us will not be UBTI to a tax-exempt shareholder so long as the tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its shares as “debt financed property” within the meaning of the Code (generally, shares, the acquisition of which was financed through a borrowing by the tax-exempt shareholder) and the shares are not otherwise used in a trade or business. Similarly, income from the sale of shares will not constitute UBTI unless a tax-exempt shareholder has held its shares as “debt financed property” within the meaning of the Code or has used the shares in its trade or business.

      For tax-exempt shareholders, which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under

Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

      Notwithstanding the above, however, a portion of the dividends paid by a “pension held REIT” shall be treated as UBTI as to certain types of trusts that hold more than 10% (by value) of the interests in the REIT.

      A REIT will not be a “pension held REIT” if it is able to satisfy the “not closely held” requirement without relying upon the “look-through” exception with respect to certain trusts. We do not expect to be classified as a “pension held REIT.”

Taxation of Non-U.S. Shareholders

      The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of shares by persons that are not U.S. Shareholders (“Non-U.S. Shareholders”). In general, Non-U.S. Shareholders may be subject to special tax withholding requirements on our distributions and, with respect to their sale or other disposition of our shares, except to the extent reduced or eliminated by an income tax treaty between the United States and the Non-U.S. Shareholder’s country. A Non-U.S. Shareholder who is a shareholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with the Company in order to claim such treatment. Non-U.S. Shareholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares, including tax return filing requirements and the federal income tax treatment of dispositions of interests in, and the receipt of distributions from, the Company.

State and Local Tax Consequences

      We may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which we transact business and our shareholders may be subject to state or local taxation or withholding in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, your state and local tax treatment may not conform to the federal income tax consequences discussed above. You should consult your own tax advisors regarding the effect of state and local tax laws on an investment in our shares.

ERISA Considerations

      The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code and Section 406 of ERISA that may be relevant to a prospective purchaser of our securities (including a prospective purchaser that is not an employee benefit plan which is subject to ERISA, but is a tax-qualified retirement plan or an individual retirement account, individual retirement annuity, medical savings account or education individual retirement account (collectively, an “IRA”)). This discussion does not purport to deal with all aspects of Section 406 of ERISA or Section 4975 of the Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan shareholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Code but that may be subject to state law requirements), depending on their particular circumstances.

      A fiduciary making the decision to invest in securities on behalf of a prospective purchaser which is an ERISA plan, a tax qualified retirement plan, an IRA or other employee benefit plan is advised to consult its own legal advisor regarding the specific considerations arising under ERISA (when applicable), Section 4975 of the Code, and (to the extent not preempted) state law with respect to the purchase, ownership or sale of securities by such plan or IRA. Plans should also consider the entire discussion under the heading “Certain Federal Income Tax Considerations,” because material contained in that section is potentially relevant to any decision by an employee benefit plan, tax-qualified retirement plan or IRA to purchase our securities.

Employee Benefit Plans, Tax-Qualified Retirement Plans and IRAs

      Each fiduciary of an employee benefit plan subject to Title I of ERISA (an “ERISA Plan”) should carefully consider whether an investment in securities is consistent with its fiduciary responsibilities under ERISA. In particular, the fiduciary requirements of Part 4 of Title I of ERISA require that:

(i) an ERISA Plan fiduciary make investments that are prudent and in the best interests of the ERISA Plan’s participants and beneficiaries;

(ii) an ERISA Plan fiduciary make investments that are diversified in order to reduce the risk of large losses, unless it is clearly prudent for the fiduciary not to do so;

(iii) an ERISA Plan’s investments are authorized under ERISA and the terms of the governing documents of the ERISA Plan; and

(iv) the fiduciary not cause the ERISA Plan to enter into transactions that are prohibited under Section 406 of ERISA and not exempt under Sections 407 or 408 of ERISA.

      In determining whether an investment in securities is prudent for purposes of ERISA, the appropriate fiduciary of an ERISA Plan should consider all of the facts and circumstances, including whether the investment is reasonably designed to meet the objectives of the ERISA Plan (or that part of the ERISA Plan’s portfolio for which the fiduciary has investment responsibility), taking into consideration the risk of loss and opportunity for gain (or other return) from the investment, the diversification, cash flow and funding requirements of the ERISA Plan (or portfolio), and the liquidity and current return of the ERISA Plan (or portfolio). A fiduciary should also take into account the nature of our business, the length of our operating history and other matters described under “Risk Factors.”

      The owner of an IRA or the fiduciary of an employee benefit plan not subject to Title I of ERISA (a “Non-ERISA Plan”) should consider that such an IRA or Non-ERISA Plan may only make investments that are either authorized or not prohibited by the appropriate governing documents, not prohibited under Section 4975 of the Code and permitted under applicable state law. Government plans and church plans are examples of Non-ERISA Plans, as are plans that do not cover any common law employees.

Status of the Company Under ERISA

      A prohibited transaction may occur if our assets are deemed to be assets of the investing ERISA Plans and disqualified persons directly or indirectly deal with such assets. In certain circumstances where an ERISA Plan holds an interest in an entity, the assets of the entity are deemed to be ERISA Plan assets (the “look-through rule”). Under those circumstances, any person that exercises authority or control with respect to the management or disposition of the assets is an ERISA Plan fiduciary. ERISA Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued regulations, effective March 13, 1987, that outline the circumstances under which an ERISA Plan’s interest in an entity will be subject to the look-through rule.

      The Department of Labor regulations apply only to the purchase by an ERISA Plan of an “equity interest” in an entity, such as stock of a REIT. However, the Department of Labor regulations provide an exception to the look-through rule for equity interests that are “publicly-offered securities.” The Department of Labor regulations also provide exceptions to the look-through rule for equity interests in certain types of entities, including any entity which qualifies as either a “real estate operating company” (a “REOC”) or a “venture capital operating company” (a “VCOC”).

      Under the Department of Labor regulations, a “publicly-offered security” is a security that is:

(i) freely transferable;

(ii) part of a class of securities that is widely-held; and

(iii) either part of a class of securities that is registered under section 12(b) or 12(g) of the Exchange Act or sold to an ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act so long as the class of securities of which such security is a part is timely registered under the Exchange Act after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

      Whether a security is considered “freely transferable” depends on the facts and circumstances of each case. Under the Department of Labor regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security which are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable. A class of securities is considered “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

      Under the Department of Labor regulations, a REOC is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development activities and which, in the ordinary course of its business, is engaged directly in real estate management or development activities. A VCOC is defined as an entity which on certain testing dates has at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in one or more operating companies with respect to which the entity has management rights and which, in the ordinary course of its business, actually exercises its management rights with respect to one or more of the operating companies in which it invests.

      We expect that the equity securities offered in this prospectus (other than any warrants) will meet the criteria of the publicly-offered security exception to the look- through rule. Those equity securities should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only stock transfer restrictions consist of (1) those required under federal tax laws to maintain our status as a REIT, (2) resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to this prospectus, (3) those owned by our officers, directors and other affiliates, and (4) voluntary restrictions agreed to by the selling shareholders regarding volume limitations. In addition, we expect those equity securities to be held by 100 or more investors and we expect that at least 100 or more of these investors will be independent of us and of one another. Also, those equity securities will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and those equity securities will be registered under the Exchange Act. Finally, even if the publicly-offered security exception did not apply, we have management rights with respect to the Joint Ventures and conduct our affairs in such a manner that we will qualify as either a REOC or VCOC under the Department of Labor regulations. Accordingly, we believe that if an ERISA Plan purchases those equity securities (other than any warrants), our assets should not be deemed to be ERISA Plan assets and, therefore, that any person who exercises authority or control with respect to our assets should not be an ERISA Plan fiduciary. We expect that any debt securities offered in this prospectus will not be subject to the look-through rule in any event.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

      Our ratio of earnings to fixed charges for the six-month period ended June 30, 2003 and the fiscal years ended December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999 and December 31, 1998 were as follows:

Time Period	Ratio

December 31, 1998	2.04
December 31, 1999	1.93
December 31, 2000	1.79
December 31, 2001	1.72
December 31, 2002	1.93
Six-month period ended June 30, 2003	3.10

      Our ratio of earnings to combined fixed charges and preferred share dividends for the six-month period ended June 30, 2003 and the fiscal years ended December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999 and December 31, 1998 were as follows:

Time Period	Ratio

December 31, 1998	1.57
December 31, 1999	1.46
December 31, 2000	1.44
December 31, 2001	1.38
December 31, 2002	1.53
Six-month period ended June 30, 2003	2.11

      For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest and preferred dividends) and the minority interest in the income of majority owned joint ventures that have fixed charges and subtracting any undistributed net income of joint ventures accounted for using the equity method of accounting from pre-tax income from continuing operations, including gains and losses on the disposition of real estate. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt discounts and issue costs, whether expensed or capitalized.

PLAN OF DISTRIBUTION

      We may sell securities offered pursuant to any applicable prospectus supplement to one or more underwriters for public offering and sale by them or we may sell such securities to investors directly or through agents. The name of any underwriter or agent involved in the offer and sale of such securities will be included in the applicable prospectus supplement.

      Underwriters may offer and sell securities offered pursuant to any applicable prospectus supplement:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

      From time to time, we may also authorize underwriters acting as our agents to offer and sell securities upon the terms and conditions set forth in an applicable prospectus supplement. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions in connection with the sale of securities offered pursuant to any applicable prospectus supplement. Underwriters may also receive commissions from purchasers of securities for whom such underwriters may act as agent. Underwriters may sell securities offered pursuant to any applicable prospectus supplement to or through dealers. Such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom such dealers may act as agent.

      Banc One Capital Markets, Inc., Brinson Patrick Securities Corporation or Cantor Fitzgerald & Co. may act, individually or collectively, as underwriter, in connection with at-the-market offerings involving our common shares, and may act as agent, in connection with negotiated transactions involving our common shares.

      We will describe in the applicable prospectus supplement any underwriting compensation we pay to underwriters or agents in connection with any offering of securities. Likewise, we will also describe any discounts, concessions or commissions allowed by underwriters to participating dealers in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse these persons for certain expenses. We will describe any indemnification agreements in the applicable prospectus supplement.

      If indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by certain institutions to purchase the securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the applicable prospectus supplement. Likewise, the aggregate principal amount of the securities sold pursuant to delayed delivery contracts will not be less or more than the respective amounts stated in the applicable prospectus supplement. We may make delayed delivery with various institutions, including commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. Delayed delivery contracts will always be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

(i) the purchase by an institution of the securities covered by its delayed delivery contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject; and

(ii) if the securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of the offered securities less the principal amount covered by the delayed delivery contracts.

      Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

EXPERTS

      The financial statements of DDR incorporated in this Registration Statement on Form S-3 by reference to the Current Report on Form 8-K filed on August 25, 2003 by DDR, the financial statement schedules included in DDR’s Annual Report on Form 10-K for the year ended December 31, 2002, the audited historical financial statements of Belden Park Crossings Phase I, Connecticut Commons, Bandera Pointe, Independence Commons and Hilltop Plaza included in the Current Report on Form 8-K filed on October 30, 2002 by DDR, and the audited historical financial statement of Paradise Village Gateway included in the Current Report on Form 8-K filed on December 2, 2002 by DDR have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of JDN at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, incorporated by reference in this Registration Statement on Form S-3 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

      The validity of the debt securities, preferred shares, depositary shares, common shares and common share warrants will be passed upon for us by Baker & Hostetler LLP, Cleveland, Ohio, and for any underwriters, dealers or agents by Sidley Austin Brown & Wood LLP, New York, New York. Albert T. Adams, a director of Developers Diversified Realty Corporation, is a partner of Baker & Hostetler LLP.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$79,178
NYSE listing fee	30,000
Accounting fees and expenses	400,000
Legal fees and expenses (other than Blue Sky)	400,000
Blue Sky fees and expenses (including counsel fees)	5,000
Printing and engraving expenses	200,000
Transfer agent’s and registrar’s fees and expenses	20,000
Rating Agency fees	950,000
Miscellaneous expenses	15,822

Total	$2,100,000

Item 15. Indemnification of Directors and Officers

      The Ohio Revised Code (the “Ohio Code”) authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (1) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification, or (2) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against such person and incurred by person in his or her capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

      The registrant’s code of regulations provides for the indemnification of directors and officers of the registrant to the maximum extent permitted by Ohio law as authorized by the board of directors of the registrant and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he or she was a party to by reason of the fact that he or she is or was a director or officer of the registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification.

      The registrant maintains a directors’ and officers’ insurance policy which insures the directors and officers of the registrant from claims arising out of an alleged wrongful act by such persons in their respective capacities as directors and officers of the registrant, subject to certain exceptions.

      The registrant has entered into indemnification agreements with its directors and officers which provide for indemnification to the fullest extent permitted under Ohio law.

      Reference is made to the separate Underwriting Agreements, copies of which are filed herewith as Exhibits 1(a), and 1(b) and the Distribution Agreement, a copy of which is filed herewith as Exhibit 1(c) for information concerning indemnification arrangements among the registrant and the Underwriters.

Item 16.	Exhibits

Exhibit No.	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities (1)
1.2	Form of Underwriting Agreement for Equity Securities (1)
1.3	Form of Distribution Agreement for Medium-Term Notes (1)
4.1	Amended and Restated Articles of Incorporation, as amended
4.2	Second Amendment to the Amended and Restated Articles of Incorporation, as amended
4.3	Third Amendment to the Amended and Restated Articles of Incorporation, as amended
4.4	Fourth Amendment to the Amended and Restated Articles of Incorporation, as amended
4.5	Fifth Amendment to the Amended and Restated Articles of Incorporation, as amended
4.6	Code of Regulations, as amended
4.7	Senior Indenture
4.8	First Supplement to Senior Indenture
4.9	Second Supplement to Senior Indenture
4.10	Subordinated Indenture
4.11	Form of Senior Debt Security (2)
4.12	Form of Subordinated Debt Security (2)
4.13	Form of Fixed Rate Senior Medium-Term Note (1)
4.14	Form of Floating Rate Senior Medium-Term Note (1)
4.15	Form of Fixed Rate Subordinated Medium-Term Note (1)
4.16	Form of Floating Rate Subordinated Medium-Term Note (1)
4.17	Specimen Certificate for Common Shares (2)
4.18	Form of Common Share Warrant Agreement (1)
4.19	Form of Certificate for Preferred Shares (1)
4.20	Form of Deposit Agreement and Depositary Receipt (1)
5	Opinion of Baker & Hostetler LLP regarding legality (3)
8	Opinion of Baker & Hostetler LLP regarding tax matters
10	Equity Deferred Compensation Plan
12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Baker & Hostetler LLP (3)
25.1	Statement of Eligibility of Trustee on Form T-1 for National City Bank
25.2	Statement of Eligibility of Trustee on Form T-1 for JPMorgan Chase Bank

(1)	To be filed by amendment or incorporated by reference prior to the offering of the related securities.

(2)	Incorporated by reference from the Company’s Registration Statement on Form S-3 (No. 33-78778) filed with the Commission on May 10, 1994.

(3)	To be filed by amendment.

Item 17.	Undertakings

      (a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on August 29, 2003.

DEVELOPERS DIVERSIFIED REALTY CORPORATION

By:	/s/ SCOTT A. WOLSTEIN

Scott A. Wolstein
Chief Executive Officer and Chairman

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Wolstein, David M. Jacobstein and Albert T. Adams, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ SCOTT A. WOLSTEIN Scott A. Wolstein	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ WILLIAM H. SCHAFER William H. Schafer	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID M. JACOBSTEIN David M. Jacobstein	President, Chief Operating Officer and Director

/s/ ALBERT T. ADAMS Albert T. Adams	Director

/s/ DEAN S. ADLER Dean S. Adler	Director

Barry A. Sholem	Director

Terrance R. Ahern	Director

/s/ ROBERT H. GIDEL Robert H. Gidel	Director

/s/ DANIEL B. HURWITZ Daniel B. Hurwitz	Director

Victor B. MacFarlane	Director

/s/ CRAIG MACNAB Craig Macnab	Director

/s/ BERT L. WOLSTEIN Bert L. Wolstein	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1.1	Form of Underwriting Agreement for Debt Securities (1)
1.2	Form of Underwriting Agreement for Equity Securities (1)
1.3	Form of Distribution Agreement for Medium-Term Notes (1)
4.1	Amended and Restated Articles of Incorporation, as amended
4.2	Second Amendment to the Amended and Restated Articles of Incorporation, as amended
4.3	Third Amendment to the Amended and Restated Articles of Incorporation, as amended
4.4	Fourth Amendment to the Amended and Restated Articles of Incorporation, as amended
4.5	Fifth Amendment to the Amended and Restated Articles of Incorporation, as amended
4.6	Code of Regulations, as amended
4.7	Senior Indenture
4.8	First Supplement to Senior Indenture
4.9	Second Supplement to Senior Indenture
4.10	Subordinated Indenture
4.11	Form of Senior Debt Security (2)
4.12	Form of Subordinated Debt Security (2)
4.13	Form of Fixed Rate Senior Medium-Term Note (1)
4.14	Form of Floating Rate Senior Medium-Term Note (1)
4.15	Form of Fixed Rate Subordinated Medium-Term Note (1)
4.16	Form of Floating Rate Subordinated Medium-Term Note (1)
4.17	Specimen Certificate for Common Shares (2)
4.18	Form of Common Share Warrant Agreement (1)
4.19	Form of Certificate for Preferred Shares (1)
4.20	Form of Deposit Agreement and Depositary Receipt (1)
5	Opinion of Baker & Hostetler LLP regarding legality (3)
8	Opinion of Baker & Hostetler LLP regarding tax matters
10	Equity Deferred Compensation Plan
12.1	Computation of Ratio of Earnings to Fixed Charges
12.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Baker & Hostetler LLP (3)
25.1	Statement of Eligibility of Trustee on Form T-1 for National City Bank
25.2	Statement of Eligibility of Trustee on Form T-1 for JPMorgan Chase Bank

(1)	To be filed by amendment or incorporated by reference prior to the offering of the related securities.

(2)	Incorporated by reference from the Company’s Registration Statement on Form S-3 (No. 33-78778) filed with the Commission on May 10, 1994.

(3)	To be filed by amendment.